UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12
Flushing Financial Corporation
(Name of Registrant as Specified In Its Charter)
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FLUSHING FINANCIAL CORPORATION

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

April 17, 2025

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Flushing Financial Corporation on May 28, 2025 at 1:00 p.m., New York time. The annual meeting will be held in a virtual-only format.

Shareholders will not be able to attend the 2025 annual meeting in-person at a physical location. However, the virtual 2025 annual meeting will provide shareholders of record as of the close of business on April 1, 2025, the ability to vote their shares and submit questions during the meeting via the virtual annual meeting interface.

If you are a shareholder of record, to sign in to the virtual annual meeting go to www.virtualshareholdermeeting.com/FFIC2025. You will need the 16-digit control number included on your proxy card or Important Notice Regarding the Availability of Proxy Materials to register. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one shareholder per 16-digit control number can access the virtual annual meeting. We encourage shareholders to log into this website and access the webcast before the virtual annual meeting start time.

The matters to be considered by shareholders at the annual meeting are described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own. You may vote over the Internet, by telephone, or by signing, dating, and returning a proxy card. Voting over the Internet, by telephone or by written proxy will not prevent you from voting during the virtual annual meeting but will ensure that your vote is counted if you are unable to attend the virtual annual meeting. Please review the instructions on the Important Notice Regarding the Availability of Proxy Materials or proxy card regarding each of these voting options.

Your continued support of and interest in Flushing Financial Corporation are sincerely appreciated.

Sincerely,

Alfred A. DelliBovi	John R. Buran
Chairman of the Board	President and Chief Executive Officer

FLUSHING FINANCIAL CORPORATION

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME:	May 28, 2025 at 1:00 p.m. New York time

PLACE:	The annual meeting will be held in a virtual-only format. If you are a shareholder of record, to sign into the virtual annual meeting go to www.virtualshareholdermeeting.com/FFIC2025 . You will need the 16-digit control number included on your proxy card or Important Notice Regarding the Availability of Proxy Materials to register. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.

ITEMS OF BUSINESS:	To elect four directors for a three-year term and until their successors are elected and qualified; To approve, on an advisory basis, the Company’s executive compensation;

To ratify the appointment of BDO USA, P.C. by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a shareholder at the close of business on Tuesday, April 1, 2025.

VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the Important Notice Regarding Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 28, 2025: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2024 are available at https://materials.proxyvote.com/343873.

BY ORDER OF THE BOARD OF DIRECTORS,

Maria A. Grasso

Corporate Secretary

Uniondale, New York

April 17, 2025

FLUSHING FINANCIAL CORPORATION

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

PROXY STATEMENT

Annual Meeting of Shareholders

To be held on May 28, 2025

i

EXECUTIVE COMPENSATION	22
Compensation Discussion and Analysis	22
Compensation Committee Report	35
Summary Compensation Table	36
Grants of Plan Based Awards in 2024	37
Outstanding Equity Awards at 2024 Fiscal Year-End	39
Stock Vested in 2024	40
Pension Benefits	40
Nonqualified Deferred Compensation	42
Nonqualified Deferred Compensation Table	43
Potential Payments Upon Termination or Change of Control	44
Potential Payments Upon Termination of Employment	44
Employment Agreements	45
Equity Awards	47
Change of Control Arrangements	47
Risk Assessment of Non-Executive Compensation Plans	48
Risk Assessment	48
CEO Pay Ratio	49
Pay versus Performance	50
PROPOSAL NO. 2 ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	54
PROPOSAL NO. 3 RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	56
AUDIT COMMITTEE MATTERS	57
Report of the Audit Committee	57
Audit Committee Financial Expert	57
Independent Registered Public Accounting Firm Fees and Services	57
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
Stock Ownership of Certain Beneficial Owners	59
Stock Ownership of Management	60
Section 16(a) Beneficial Ownership Reporting Compliance	61
OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING	62
SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING	62
MISCELLANEOUS	63

ii

INTRODUCTION

This proxy statement is furnished to holders of common stock, $0.01 par value per share, of Flushing Financial Corporation (the “Company”), which is the sole shareholder of Flushing Bank. In this proxy statement we use the term “the Bank” to mean Flushing Bank. Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board of Directors” or “Board”) to be used at the annual meeting of shareholders to be held in a virtual-only format. If you are a shareholder of record, to sign in to the virtual annual meeting go to www.virtualshareholdermeeting.com/FFIC2025 at 1:00 p.m., New York time, on May 28, 2025 and at any adjournment thereof. Only holders of record of the Company’s issued and outstanding common stock as of the close of business on the record date, April 1, 2025, are entitled to notice of and to vote at the annual meeting and any adjournments thereof. We are not mailing the proxy statement and related materials to all shareholders. Instead, the proxy statement, the accompanying notice of annual meeting of shareholders, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 can be accessed over the Internet. Printed proxy materials will be mailed to shareholders only upon request. All persons who are entitled to vote at the annual meeting will receive in the mail (or by email, if they have agreed to delivery in such manner) an Important Notice Regarding the Availability of Proxy Materials that describes how to access our proxy materials. We will begin distributing the Important Notice Regarding the Availability of Proxy Materials on or about April 17, 2025.

VOTING AND PROXIES

Voting Rights and Quorum Requirement

Shareholders of record as of the close of business on April 1, 2025, the record date, are entitled to one vote for each share of common stock then held. On the record date, there were 33,776,688 shares of common stock outstanding and entitled to be voted and the Company had no other class of equity securities outstanding. Holders of a majority of the outstanding shares of common stock must be present at the annual meeting, either in person or represented by proxy to constitute a quorum for the conduct of business. In order to ensure a quorum, you are requested to vote by proxy even if you plan to attend the annual meeting virtually. You may vote over the Internet, by telephone, or by signing, dating, and returning a proxy card.

Voting over the Internet or by Telephone

If your shares are registered in your name with our transfer agent, you may vote either over the Internet or by telephone. Specific instructions for voting over the Internet or by telephone are set forth on the Important Notice Regarding the Availability of Proxy Materials. These procedures are designed to authenticate each shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may also be able to vote your shares over the Internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible shareholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided by your bank or brokerage firm.

Effect of Proxy

The proxy solicited by this proxy statement, if properly signed and received by the Company in time for the annual meeting, or properly transmitted by telephone or the Internet, and not revoked prior to its use, will be voted in accordance with the instructions it contains. If you return or transmit a proxy without specifying your voting instructions, the proxy will be voted FOR election of the nominees for director described herein, FOR the advisory approval of the Company’s executive compensation, and FOR ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. With respect to the transaction of such other business as may properly come before the meeting, each proxy received will be voted in accordance with the best judgment of the persons appointed as proxies. At this time, the Board of Directors knows of no such other business.

Revoking a Proxy

If you give a proxy, you may revoke it at any time before it is voted by (1) filing written notice of revocation with the Corporate Secretary of the Company (Corporate Secretary, Flushing Financial Corporation, 220 RXR Plaza, Uniondale, New York 11556); (2) submitting a duly executed proxy bearing a later date; or (3) attending the virtual only annual meeting and giving the Corporate Secretary notice of your intention to vote.

Votes Required for Approval

The election of each director nominee, the advisory approval of the Company’s executive compensation, and the ratification of the appointment of the independent registered public accounting firm require the affirmative vote of a majority of the votes cast (whether in person or represented by proxy), assuming a quorum is present at the meeting. A majority of votes cast means that the number of shares voted “for” a proposal exceeds the number of shares voted “against” that proposal.

New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” Under current NYSE rules, brokers have discretionary authority to vote shares held in street name with respect to the ratification of the appointment of the independent registered public accounting firm, but not on the election of directors or any other proposal.

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes are not “votes cast” on a proposal, so they will have no effect on the outcome of any proposal.

Cost of Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, Morrow Sodali, LLC, a proxy soliciting firm, will assist the Company in soliciting proxies for the annual meeting and will be paid a fee of $10,000, plus reimbursement for out-of-pocket expenses. Proxies also may be solicited personally or by telephone or telecopy by directors, officers and employees of the Company or the Bank, without additional compensation to these individuals. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for reasonable expenses incurred in connection therewith.

Internet Availability of Proxy Materials

The Company’s proxy statement and annual report to shareholders for the year ended December 31, 2024 are available at https://materials.proxyvote.com/343873.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of eleven directors divided into three classes. The directors hold office for staggered terms of three years (and until their successors are elected and qualified). One of the three classes is elected each year to succeed the directors whose terms are expiring. The directors in Classes A and B are serving terms expiring at the annual meeting of shareholders in 2026 and 2027, respectively.

The directors in Class C, whose terms expire at the 2025 annual meeting, are James D. Bennett, John R. Buran, Alfred A. DelliBovi, and Douglas C. Manditch. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Nominating and Governance Committee, to stand for election for a term expiring at the annual meeting of shareholders to be held in 2028. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

Unless otherwise instructed, it is the intention of the proxy holders to vote the proxies received by them in response to this solicitation FOR the election of the nominees named above as directors. If any such nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board of Directors as recommended by the Nominating and Governance Committee to replace such nominee. The Board of Directors has no reason to believe that any of the Board nominees will refuse or be unable to serve as a director if elected.

Because this election is uncontested, directors are elected by a majority of the votes cast “for” or “against” the nominee at the virtual annual meeting or represented by proxy (the number of shares voted “for” a nominee must exceed the number of shares voted “against” the nominee). Votes may be cast “for” or “against” each nominee, or a shareholder may abstain from voting for one or more nominees. If there is a contested election (which is not the case in 2025), directors would be elected by a plurality of votes cast. Pursuant to applicable Delaware law and our by-laws, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Information About Directors

The following table sets forth certain information regarding the Board nominees and members of the Board of Directors of the Company.

Name	Age(1)	Position(s) with the Company	Director Since(2)	Term Expires

Alfred A. DelliBovi	78	Chairman of the Board	2014	2025	(2)
Michael A. Azarian	73	Director	2019	2027
James D. Bennett	86	Director	1998	2025	(2)
John R. Buran	75	President, Chief Executive Officer and Director	2003	2025	(2)
Steven J. D’Iorio	75	Director	2004	2027
Louis C. Grassi	69	Director	1998	2027
Sam S. Han	71	Director	2007	2027
Douglas C. Manditch	77	Director	2020	2025	(2)
John J. McCabe	81	Director	2003	2026
Donna M. O’Brien	69	Director	2004	2026
Caren C. Yoh	65	Director	2015	2026

(1)	As of December 31, 2024.
(2)	Nominee for re-election at the 2025 annual meeting for a term expiring in 2028.

Set forth below is certain information with respect to the nominees and other directors of the Company. Unless otherwise indicated, the principal occupation listed below for each person has been his or her principal occupation for the past five years. In addition, described below are each director’s particular experiences, qualifications, attributes, or skills that contributed to the Board’s conclusion that the person should continue to serve as a director of the Company.

Board Nominees

James D. Bennett is Chief Executive Officer of Land Enterprises, Inc., a realty investment and management firm. He served as counsel with the law firm of Farrell, Fritz, P.C. in Uniondale, New York, with a practice in civil law and real estate, until his retirement in August 2015. Prior to July 2001, Mr. Bennett was a partner in the realty law firm of Bennett, Rice & Schure, LLP in Rockville Centre, New York. In the past, he has served as a Trustee of both the Long Island Power Authority and the New York State Conservation Fund Advisory Council, as Supervisor and a Councilman of the Town of Hempstead, and as a Commissioner of the New York State Public Service Commission.

Mr. Bennett’s legal background, including in particular his extensive knowledge and experience as a real estate lawyer practicing in the Company’s marketplace, in light of the importance to the Company of real estate as loan collateral and the retail nature of its branches, makes Mr. Bennett a valuable member of our Board of Directors.

John R. Buran is President and Chief Executive Officer and a Director of the Company and the Bank. He has served as President and Chief Executive Officer of the Company and the Bank since July 2005. He has been a Director of the Company and the Bank since 2003. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Company and the Bank from January 2001 until June 2005. Prior to joining the Company, Mr. Buran held a variety of positions within the banking industry, including Executive Vice President of the New York Metro Division of Fleet Bank and Vice President New York Investment Sales at Citibank. He is a former Chairman of the Board and current director of the New York Bankers Association. He served as Chairman of the Board of the Federal Home Loan Bank of New York from 2018-2023 and a director from 2010-2023. He is a former Director of the Nassau County Interim Finance Authority where he served for eight years.

Mr. Buran’s experience with the Company and his career-long experience in the banking industry, including at some of the nation’s largest banks, his community and other activities connecting him to the Company’s marketplace and his extensive knowledge of Banking regulations and other matters as applicable specifically to the Company, make him a valuable member of our Board of Directors. In addition, Mr. Buran’s leadership during recent adverse macro-economic circumstances including the Great Recession and the coronavirus pandemic especially qualifies him as a Board member to meet future such challenges.

Alfred A. DelliBovi has been Chairman of the Board of Directors of the Company and the Bank since February 3, 2017. He served as President and Chief Executive Officer of the Federal Home Loan Bank of New York (“FHLBNY”) until his retirement in April 2014. During his 21 years at the helm of the FHLBNY, he led a team of financial professionals growing the bank ten-fold to $120 billion in assets. The FHLBNY is a wholesale bank that provides liquidity to 330 neighborhood-based lenders in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. He served as Deputy Secretary of the U.S. Department of Housing and Urban Development from 1989 until 1992. Nominated by President George H.W. Bush, he was confirmed by a unanimous vote of the United States Senate. In addition to serving as the Chief Operating Officer of HUD, in the absence of The Secretary, he served as a voting member of the Resolution Trust Corporation Oversight Board; the Federal Housing Finance Board; and the Interim Board of Freddie Mac.

Mr. DelliBovi’s experience in the banking industry in which the Company operates, coupled with his extensive knowledge of business and government, makes Mr. DelliBovi a valuable member of our Board of Directors.

Douglas C. Manditch joined the Board of Directors of the Company and the Bank on November 1, 2020. Prior to joining the Bank, he served as the Chairman of the Board and Chief Executive Officer of Empire Bancorp, Inc. and Empire National Bank since their respective inceptions. Mr. Manditch is a 59-year veteran of the banking industry and has served his entire banking career on Long Island. He served as President and Chief Executive Officer and a director of Long Island Commercial Bank and its holding company, Long Island Financial Corp., from its formation in 1987 until its sale to New York Community Bancorp, Inc. in December 2005. He has also held senior management positions with National Bank of New York City, North Fork Bank and First National Bank of Long Island.

In addition to his banking activities, Mr. Manditch has served on the Board of The Clark Gillies Foundation; the YMCA of Long Island; Island Harvest; the Richard J. O’Brien Foundation; as past Chairman of the New York Bankers Association, Long Island Division; and past Chairman of Independent Bankers Association of New York. He has served on the Board of the Monsignor Thomas Hartman Foundation for Parkinson’s Research, Inc.; Vice Chairman of the Honorary Board of the Suffolk County Coalition Against Domestic Violence; an Honorary Member of The Friends of Sagamore Hill; the Theodore Roosevelt Council of the Boy Scouts of America; Vice Chairman of the Board of Trustees of St. Charles Hospital in Port Jefferson; and Trustee of the Long Island Museum of American Art, History & Carriages in Stony Brook, along with several other organizations during his career.

Mr. Manditch’s long history in banking, specifically serving as Chief Executive Officer of two banks from 1987-2020, and his experience on other boards makes him a valuable member of our Board of Directors.

Continuing Directors

Michael A. Azarian joined the Board of Directors of the Company and the Bank on February 26, 2019. From 2013 to 2017 he served as Managing Director, Global Consumer Technology Executive at Citibank where he was responsible for the Retail Bank implementation of advanced customer servicing and global common operational processes. Mr. Azarian retired from Citibank in 2017. From June 2018 through July 2021, he was an Advisory Board Member of CXO Nexus, Inc., which provides automated, role-specific advice to simplify and optimize category and vendor spend management tasks. In August of 2021 Mr. Azarian became a member of the board of directors of CXO Nexus, Inc. In 2023 Mr. Azarian was awarded the DCRO Institute Certificate of Risk Governance and Cyber Risk Governance. Mr. Azarian also achieved the DCRO Qualified Risk Director (“QRD”) designation.

Mr. Azarian’s business experience, with more than 40 years of diversified technology operations experience in the financial services industry, including over 30 years at two industry leaders, JPMorgan Chase and Citigroup. His experience in implementing major banking platforms, modernization of the large application portfolios, running Bank Operating Units and Entrepreneurial experience makes Mr. Azarian a valuable member of our Board of Directors.

Steven J. D’Iorio has over 40 years of experience in real estate development and project management. He is an Executive Managing Director of Project and Development Services at Cushman and Wakefield. Mr. D’Iorio manages and executes complex multi-disciplined projects and delivers responsive high quality and cost-effective solutions to a diverse array of clients on a global basis.

Mr. D’Iorio’s knowledge of and business experience in the real estate market in which the Company operates, in light of the importance to the Company of real estate as loan collateral and the retail nature of its branches, makes Mr. D’Iorio a valuable member of our Board of Directors.

Louis C. Grassi is Chief Executive Officer of Grassi Advisory Group, located in Jericho and New York City, with practices in accounting, tax, technology and management consulting services. He is a licensed Certified Public Accountant and Certified Fraud Examiner, an author and an editor of a national tax and accounting publication. Mr. Grassi is a member of the Board of Directors of BRT Realty Trust.

Mr. Grassi’s accounting, tax and management expertise, including in particular his experience as a fraud examiner and his general understanding of controls, as well as his firm leadership background, make Mr. Grassi a valuable member of our Board of Directors.

Sam S. Han is President and Founder of The Korean Channel, Inc. and has over 35 years of business experience within the broadcast media industry. As a successful entrepreneur, small business owner, and executive, he has extensive experience with strategic planning, raising capital, and launching business and joint ventures. Mr. Han started the first Korean American cable TV station in 1985, which is today the premiere 24-hour Korean broadcasting company servicing the East Coast on Charter Communications, Altice Cablevision, and DirectTV.

Mr. Han is a leader in philanthropy and community building, particularly within the community and markets served by Flushing Bank. He serves as a member of the Board of Trustees of Flushing Hospital Medical Center and is the founder of Arirang Foundation, a non-profit organization whose mission is to support future generations of Korean American leaders. Mr. Han was an advisor and member of the Board of Flushing Town Hall from 1998 to 2008.

Mr. Han’s successful business background and his strong personal and professional connection to the markets served by the Company, coupled with his long-time work in the Korean American communities served by the Company, add to our diversity and make him a valuable member of our Board of Directors.

John J. McCabe served as Chief Equity Strategist of Shay Assets Management, Inc. for over 20 years and as co-manager of the AMF Large Cap Equity Fund managed by Shay Assets Management, until his retirement in December 2015. He has also served as Managing Director of Sterling Manhattan Corp., an investment banking firm, and spent 19 years at Bankers Trust Company serving in various capacities, including Managing Director of the Investment Management Group, Director of Investment Research and member of the Senior Investment Policy Committee. Mr. McCabe is a past director of the New York Society of Security Analysts, having served twice as its President. He is a past Governor of the CFA Institute.

Mr. McCabe brings long-time experience in the securities industry and fund management business, as well as a background of investment banking, to the Company which makes him a valuable member of our Board of Directors.

Donna M. O’Brien is President of Strategic Visions in Healthcare, LLC, a healthcare strategy/ consulting firm that advises healthcare organizations and health systems across the country on market growth strategies, financial and operations improvement, and mergers and acquisitions. Building on her extensive career in executive level positions, including at MD Anderson Cancer Center in Houston and Catholic Health Long Island (a two billion dollar revenue regional health system), and on the board of directors of three national multi-state hospital systems and a large managed care organization, Ms. O’Brien launched her firm in 2005. Ms. O’Brien has extensive knowledge of the New York Metropolitan area market, including experience managing a large real estate portfolio across Long Island for Catholic Heath, serving as an advisor of the establishment of a large multi-family housing development corporation in New York City, and with healthcare sector lending. Ms. O’Brien is currently a member of the Board of Trustees of the College of Holy Cross.

Ms. O’Brien’s long history in senior executive positions and her experience on other boards make her a valuable member of our Board of Directors.

Caren C. Yoh has been the owner of a full-service accounting firm in Flushing, Queens since 1989. Ms. Yoh is a Certified Public Accountant and is well known for her expertise in auditing, taxation and estate planning. Ms. Yoh has held various board positions with several business and community organizations including the Asian Advisory Board for Flushing Bank, Flushing Business Improvement District (BID), Flushing Chinese Business Association, New York Hua Liu Tsu Hui Buddhist Temple, Chinese American Women Commerce Association, and LaGuardia Community College Foundation. She also served as President of the Chinese American Entrepreneur Association.

Ms. Yoh’s accounting, tax and management expertise and her general understanding of controls, as well as her firm leadership background, make Ms. Yoh a valuable member of our Board of Directors.

Director Skills Assessment

The matrix below summarizes certain skills, experiences, and attributes that our directors bring to the Board to enable effective oversight. The matrix is intended to provide a summary of our director qualifications and is not all inclusive of each director’s strengths or contributions to the Board. Additional details on each director are set forth in their biographies above.

Skills Assessment	DelliBovi	Azarian	Bennett	Buran	D’Iorio	Grassi	Han	Manditch	McCabe	O’Brien	Yoh
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance & Oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Local Markets	✓		✓	✓	✓	✓	✓	✓		✓	✓
Banking	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate	✓		✓	✓	✓
Accounting/Finance	✓			✓		✓			✓		✓
Technology/Cybersecurity		✓
Government	✓			✓
Legal			✓
Capital Markets	✓			✓			✓	✓	✓
Mergers and Acquisitions	✓	✓		✓		✓		✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Tenure and Independence
Director Tenure (years)	10	5	26	21	20	26	17	4	21	20	9
Independence	✓	✓	✓		✓	✓	✓		✓	✓	✓

Executive Officers Who Are Not Directors

The following persons currently serve as executive officers who are not directors of the Company.

Name	Age(1)	Position(s) with the Company

Michael Bingold	62	Senior Executive Vice President, Chief Retail and Client Development Officer
Thomas M. Buonaiuto	59	Senior Executive Vice President, Chief of Staff and Deposit Channel Executive
Susan K. Cullen	59	Senior Executive Vice President, Treasurer and Chief Financial Officer
Maria A. Grasso	60	Senior Executive Vice President, Chief Operating Officer and Corporate Secretary
Francis W. Korzekwinski	62	Senior Executive Vice President and Chief of Real Estate Lending
Douglas J. McClintock	76	Senior Executive Vice President and General Counsel
Astrid Burrowes	60	Executive Vice President, Chief Accounting Officer
Theresa Kelly	63	Executive Vice President, Business Banking

(1)	As of December 31, 2024.

Set forth below is certain information with respect to the executive officers who are not directors of the Company.

Michael Bingold has been Senior Executive Vice President/Chief Retail and Client Development Officer of the Company since December 2019. Prior to that, he had been Executive Vice President/Director of Distribution and Client Development of the Company since August 2014. Mr. Bingold joined the Company in May 2013 as Senior Vice President/Chief of Staff. Prior to joining the Company, he was Small Business Region Director for New York City, Boston and Florida at Citibank from 2010 to 2013. Prior to this position, he held various senior manager positions at Citibank, including East Division Sales Director, Mass Affluent Sales Director and Area Director.

Thomas M. Buonaiuto has been Senior Executive Vice President/Chief of Staff and Deposit Channel Executive of the Company since November 2020. Prior to that, he had been President and Chief Operating Officer, and a director of Empire Bancorp Inc. and Empire National Bank since their respective inceptions. Mr. Buonaiuto served as Executive Vice President and Chief Financial Officer of Union State Bank until its acquisition by KeyCorp in 2007. Prior to this, Mr. Buonaiuto was Executive Vice President and Chief Financial Officer of the Long Island Commercial Bank, and its holding company Long Island Financial Corp., and served in that capacity until its acquisition by New York Community Bancorp in 2005.

Susan K. Cullen has been Senior Executive Vice President, Treasurer and Chief Financial Officer of the Company since February 2016. Ms. Cullen joined the Company in August 2015 as Executive Vice President/Chief Accounting Officer. Prior to joining the Company, she held the positions of Executive Vice President/SEC Reporting and Investor Relations, from January 2014 to July 2015, and Executive Vice President/Chief Risk Officer, from June 2012 to January 2014, at Hudson Valley Bank. Prior to Hudson Valley Bank, she was an audit partner with Grant Thornton, LLP in the Financial Service Practice. Ms. Cullen is a Certified Public Accountant.

Maria A. Grasso has been Senior Executive Vice President and Chief Operating Officer of the Company since January 2014. Ms. Grasso had been Executive Vice President and Chief Operating Officer of the Company since May 2006. Prior to joining the Company, she was Senior Vice President of the Long Island Queens Division of The Bank of New York. From 1997 to 2002, she was Senior Vice President NY Metro Division of Fleet Bank, N.A. Prior to that, she held several senior management positions at NatWest Bank and Chase Manhattan Bank, N.A.

Francis W. Korzekwinski has been Senior Executive Vice President and Chief of Real Estate Lending of the Company since January 2014. Prior to that, he had been an Executive Vice President and Chief of Real Estate Lending of the Company since December 2006. Mr. Korzekwinski joined the Company in 1993 as Assistant Vice President of Commercial Real Estate and was promoted to Vice President in 1995. Prior to joining the Company, Mr. Korzekwinski was Vice President, Mortgage Officer at Bankers Federal Savings Bank, FSB for five years. Prior to that, he served as Vice President of Secondary Marketing for a mortgage banking company.

Douglas J. McClintock has been Senior Executive Vice President and General Counsel of the Company since January 2022. Prior to joining the Company, he was Executive Vice President, General Counsel and Corporate Secretary of Emigrant Bank from July 2013 to May 2021, and a consultant for Emigrant Bank from June 2021 to November 2021. Prior to this, Mr. McClintock was a partner at Alston & Bird from September 2011 to July 2013, and a partner of Dentons from 2009 to 2011. Prior to that, Mr. McClintock was an associate and then a partner at Thacher Proffitt & Wood from 1975 to 2008.

Astrid Burrowes has been Executive Vice President/Controller of the Company since January 2016 and Executive Vice President/Chief Accounting Officer of the Company since February 2016. Prior to that she has been Senior Vice President and Controller of the Company since March 2008. Prior to joining the Company, from 1998 to 2008, she was Senior Vice President and Controller of Delta Financial Corporation, a mortgage banking company. From 1994 to 1998, she was with KPMG, LLP, a public accounting firm. From 1984 to 1994, Ms. Burrowes held various positions at Roslyn Savings Bank. Ms. Burrowes is a Certified Public Accountant.

Theresa Kelly has been Executive Vice President/Business Banking of the Company since January 2014. Prior to that, she had been Senior Vice President/Business Banking of the Company since May 2006. Prior to joining the Company, Ms. Kelly held various Senior Vice President positions within the Commercial Banking Group and Business Financial Services Group for Bank of America since 2000. Prior to her work at Bank of America, Ms. Kelly worked at Citibank as Senior Relationship Manager-Business and Professional Sales.

Other Officers

The following persons currently serve as officers of the Company.

Name	Age(1)	Position(s) with the Company
Allen M. Brewer	72	Senior Executive Vice President
Barbara A. Beckmann	66	Executive Vice President
Ruth E. Filiberto	66	Executive Vice President
Vincent E. Giovinco	55	Executive Vice President
James P. Jacovatos	62	Executive Vice President
Alan J. (A.J.) Jin	58	Executive Vice President
Gary P. Liotta	65	Executive Vice President
Rosina Manzi	63	Executive Vice President
Patricia Mezeul	65	Executive Vice President
Theodoros Kalogiannis	51	Senior Vice President
Douglas Liang	49	Senior Vice President
Yan Nuriyev	41	Senior Vice President
Joanne Orelli	58	Senior Vice President
Albert H. Savastano	52	Senior Vice President
Patricia Tiffany	66	Senior Vice President
Richard A. White	56	Senior Vice President
Ling Xu	42	Senior Vice President

(1)	As of December 31, 2024.

Allen M. Brewer has been Senior Executive Vice President/Chief Information Officer of the Company since December 2020. Prior to that, he had been Executive Vice President/Chief Information Officer of the Company since August 2014. Mr. Brewer joined the Company in December 2008 as Senior Vice President/Chief Information Officer. Prior to joining the Company, Mr. Brewer served as President of ALEL Management Corporation, a technology consulting firm, since 2007. Mr. Brewer held the position of Executive Vice President at Alliance Consulting, a global IT solutions organization servicing the financial services industry, from 2004 to 2008. Prior to that, Mr. Brewer served as Chief Information Officer of Corporate Systems at American International Group, Vice President at J.P. Morgan Chase, and Managing Director for Global Cash Management at Citigroup.

Barbara A. Beckmann has been Executive Vice President/Director of Operations since January 2016. Prior to that she had been Senior Vice President/Director of Operations of the Company since February 2008. Ms. Beckmann joined the Company in 2006 as Vice President and Operations Manager. Prior to joining the Company, she was a Vice President and Division Operations Manager for The Bank of New York. From 1997 to 2004, she held several management positions at FleetBoston Financial, including Vice President, District Operations Manager and New York Risk Management Team Leader.

Ruth E. Filiberto has been Executive Vice President/Director of Human Resources of the Company since January 2016. Prior to that she had been Senior Vice President/Director of Human Resources of the Company since August 2007. Prior to joining the Company, Ms. Filiberto held various positions, including Vice President/Director, within the Human Resources department at First Data Corporation from 1993 to 2006.

Vincent E. Giovinco has been Executive Vice President/Director of Commercial Real Estate since April 2020. Prior to joining the Company, Mr. Giovinco was First Senior Vice President at New York Community Bank from 2004 to 2020. Mr. Giovinco is a Certified Public Accountant.

James P. Jacovatos has been Executive Vice President, Real Estate Credit Center Manager of the Company since January 2016. Prior to that, he had been Senior Vice President/Real Estate Credit Center Manager of the Company since joining in June 2013. Prior to joining the Company, Mr. Jacovatos held various banking related consulting positions, and prior to that he served as President and CEO of Hanover Community Bank.

Alan J. (A.J.) Jin has been Executive Vice President/Residential, Mixed-Use, and Small Multi-Family Real Estate Lending of the Company since January 2014. Prior to that, he had been Senior Vice President/Residential, Mixed-Use, and Small Multi-Family Real Estate Lending of the Company since February 2007. Mr. Jin joined the Company in July 1998 as Assistant Secretary/Commercial Loan Officer. Mr. Jin was promoted to Assistant Vice President/Commercial Loan officer in 2000 and to Vice President/Mortgage Loan Officer in 2002. Prior to joining the Company, Mr. Jin was Assistant Vice President, Consumer Lending Loan Officer at Korea Exchange Bank.

Gary P. Liotta has been Executive Vice President/Chief Risk Officer of the Company since August 2014. Prior to that, he had been Senior Vice President/Chief Risk Officer of the Company since April 2010. Prior to joining the Company, Mr. Liotta was Vice President of Investment Management for Morgan Stanley from 2002 to 2010. Prior to that, he was Vice President at Lehman Brothers and an Audit Manager for Ernst and Young. He has also held officer positions at the Federal Home Loan Bank of New York and JP Morgan Chase. Mr. Liotta is a Certified Public Accountant.

Rosina Manzi has been Executive Vice President/Chief Audit Officer of the Company since October 2017. Prior to joining the Company, Ms. Manzi held various positions, including Senior Vice President/Chief Compliance Officer at Astoria Bank from 1984 to 2017. Ms. Manzi is a Certified Internal Auditor, Certified Financial Services Auditor, and a Certified Anti-Money Laundering Specialist.

Patricia Mezeul has been Executive Vice President/Director of Government Banking of the Company since August 2014. Prior to that, she had been Senior Vice President/Director of Government Banking of the Company since January 2008. Prior to joining the Company, Ms. Mezeul held the position of Vice President, Senior Team Leader for Commerce Bank from 2002 to 2008 where she successfully established a Government Banking team.

Theodoros Kalogiannis has been Senior Vice President/Director of Portfolio Management since January 2018. Prior to that, he had been Vice President/Portfolio Management Team Leader of the Company since March 2017. Mr. Kalogiannis joined the Company in 2014 as Vice President/Senior Loan Workout Officer.

Douglas Liang has been Senior Vice President/Chief Investment Officer since July 2020. Prior to that, he had been Senior Vice President/Treasury since December 2014, and before that Vice President/Treasury since January 2014. Mr. Liang joined the Company as Assistant Vice President/Treasury in September 2012.

Yan Nuriyev has been Senior Vice President/Chief Technology Officer since February 2021. Prior to joining the Company, Mr. Nuriyev was Chief Technology Officer at Quantridge from 2018 to 2021. Prior to that he was a Technology Advisor at McKinsey & Company, and Vice President at Banco Santander from 2008 to 2019. Mr. Nuriyev also holds several securities licenses in Financial Industry Regulatory Authority (FINRA).

Joanne Orelli has been Senior Vice President/Loan Servicing Collections and Foreclosure Manager since May 2017. Prior to that, she had been Senior Vice President/Collections and Foreclosure of the Company since January 2013, and Vice President/Collections Foreclosure since 2010. Since joining the Company in 2004, Ms. Orelli has focused her career in Collections and Loans Servicing.

Albert H. Savastano has been Senior Vice President/Director of Investor Relations since February 2021. Prior to joining the Company, Mr. Savastano was Portfolio Manager at Norges Bank Investment Management from 2011 to 2020. Mr. Savastano is a Chartered Financial Analyst.

Patricia Tiffany has been Senior Vice President/Senior Director of Marketing since January 2019. Prior to that, she was Senior Vice President/Director of Marketing since January 2014. Ms. Tiffany joined the Company in 2009 as Vice President and Director of Marketing. Prior to joining the Company, from 2004 to 2009, she was a Senior Vice President with Citigroup in the Consumer Lending Group. From 1988 to 2004, she held numerous senior marketing positions at JPMorgan Chase in its Credit Card Services Division.

Richard A. White, PhD has been Senior Vice President/Chief Information Security Officer of the Company since August 2018. Prior to joining the Company, Dr. White was Managing Director of Oxford Solutions since 2013. Dr. White held the position of Chief Information Security Officer with the United States Capitol Police, the Law Enforcement Branch for the U.S. House of Representatives and U.S. Senate in Washington, D.C. from 2010 to 2013. Dr. White has a Ph.D. in Information Technology, is a Subject Matter Expert and Final Content Reviewer for University of Maryland University College Cyber Security Information Assurance (CSIA) courses, and holds certifications in information technology, including NSA Information Assessment Methodology, Checkpoint Security Engineer, and Microsoft Systems Engineer.

Ling Xu has been Senior Vice President/Director of Retail Banking since July 2022. Prior to that, she had been Senior Vice President/Retail Sales Manager of the Company since January 2020, and Vice President/Branch Manager since joining the Company in 2015.

CORPORATE GOVERNANCE

Independence of Directors

The Board of Directors has determined that nine of the eleven members of the Board are independent under the Nasdaq director independence standards. Under these standards, a director is not independent if he or she has certain specified relationships with the Company or any other relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. Mr. Manditch is not independent as a result of the consulting fees he received from the Company and the Bank. Mr. Buran is not independent because he is an executive officer of the Company. In evaluating the independence of the remaining directors, the Board considered the payments described below under the heading “Corporate Governance—Transactions with Related Persons, Promoters and Certain Control Persons” and determined that they did not impair independence.

Meetings and Committees of the Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, the President or a majority of directors in office at the time. During 2024, the Board of Directors held twelve regular meetings and six special meetings. No director attended less than 75% of the meetings of the Board of Directors and its committees on which they served except for Alfred A. DelliBovi who attended three of the five Audit Committee meetings in 2024.

At least quarterly, the independent directors meet in executive session with no members of Company management present.

The Board of Directors has established the following committees:

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of Messrs. Han (Chairman), DelliBovi, D’Iorio, and Grassi, and Ms. O’Brien, all of whom are independent under Nasdaq independence standards and satisfy the additional Nasdaq independence standards for compensation committee members. The Compensation Committee has primary responsibility for establishing and administering the compensation and benefit programs of the Company for its executive officers and other key personnel, administering awards to members of the Board of Directors who are not employees of the Company or the Bank (“Outside Directors”) under the 2024 Omnibus Incentive Plan and granting, subject to concurrent approval by the Board of Directors, awards to employees under the 2024 Omnibus Incentive Plan. The Compensation Committee has the authority to retain or obtain advice from compensation consultants, legal counsel and other experts. The charter of the Compensation Committee is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Compensation Committee Charter of FFIC. The Compensation Committee meets on an as needed basis, but no less than three times a year. During 2024, the Compensation Committee met four times.

Audit Committee. The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of Messrs. Grassi (Chairman), Azarian, and DelliBovi, and Ms. Yoh, all of whom are independent under Nasdaq independence standards and satisfy the SEC independence requirements for audit committee members. The Audit Committee meets at least quarterly to assist the Board of Directors in meeting its oversight responsibilities. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of that firm. The Audit Committee reviews the results of regulatory examinations, the financial reporting process, the systems and processes of internal control and compliance, and the audit process of the Company’s independent registered public accounting firm. The Audit Committee has the authority to engage independent counsel and other advisers. The charter of the Audit Committee is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Audit Committee Charter of FFIC. During 2024, the Audit Committee met five times. The Report of the Audit Committee is included on page 57.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) is composed of Messrs. Grassi (Chairman), Bennett, DelliBovi, Han, and McCabe, all of whom are independent under Nasdaq independence standards. The Nominating and Governance Committee has primary responsibility for recommending to the Board of Directors the slate of director nominees to be proposed by the Board for election by the shareholders (as well as any director nominees to be elected by the Board to fill interim vacancies). The Nominating and Governance Committee also recommends the directors to be selected for membership on the various Board committees and the chairs of those committees. The Nominating and Governance Committee is responsible for developing and recommending to the Board appropriate corporate governance policies and procedures and for approving proposed related party transactions involving directors or executive officers and the Company. The Nominating and Governance Committee has the authority to engage consultants, legal counsel and search firms to assist it in fulfilling its responsibilities. The charter of the Nominating and Governance Committee is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Nominating and Governance Committee Charter. During 2024, the Nominating and Governance Committee met once.

Other Committees. In addition to the committees described above, the Board of Directors has established an Executive Committee, an Insurance Committee, an Investment and Asset Liability Committee, an Information Technology Committee, and a Risk and Compliance Committee.

Bank Board and Committees. The business of the Bank is conducted at regular and special meetings of the Bank’s Board of Directors (the “Bank Board”) and its committees. The Bank Board and the Board of Directors are identically constituted. During 2024, the Bank Board held twelve regular meetings. The Bank Board maintains an Executive Committee, an Insurance Committee, an Investment and Asset Liability Committee, a Compensation Committee, an Information Technology Committee, a Risk and Compliance Committee, and an Audit Committee. The membership of these committees is the same as that of the comparable committees of the Company’s Board of Directors. These committees serve substantially the same functions at the Bank level as those at the Company level. The Bank Board also maintains a Loan Committee. Directors of the Bank are nominated by the Nominating and Governance Committee and elected by the Company as sole shareholder of the Bank.

Election of Directors by Majority Voting Standard

In 2013, the Board of Directors amended the Company’s by-laws to adopt a majority voting standard for all uncontested director elections (defined as elections in which the number of nominees does not exceed the number of open director positions). The by-laws provide that in uncontested elections, director nominees must be elected by a majority of the votes cast at the annual meeting of shareholders. Incumbent directors who fail to receive a majority of votes—and who under Delaware law would otherwise remain in office until a successor is elected—are required to, within 10 business days of certification of election results, submit to the Board of Directors a letter of resignation for consideration by the Nominating and Governance Committee, which is required to act promptly. The Board of Directors, with the recommendation of the Nominating and Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, in accordance with the Company’s by-laws. Plurality voting will continue to apply if the number of nominees exceeds the number of open director positions. The Board of Director’s decision to adopt a majority voting standard for the election of directors in uncontested elections demonstrates the Company’s continued commitment to best practices in corporate governance and the best interests of its shareholders.

Director Nominations

In evaluating director candidates for purposes of recommending director candidates to the Board, the Nominating and Governance Committee will consider the following factors: the candidate’s moral character and personal integrity; whether the candidate has expertise and experience relevant to the Company’s business (including knowledge of the communities and markets served by the Bank); whether the candidate’s expertise and experience complements the expertise and experience of the other directors; whether the candidate would be considered independent under the Nasdaq independence standards; whether the candidate would be independent of any particular constituency and able to represent the interests of all shareholders of the Company; the congeniality of the candidate with the other directors; whether the candidate would have sufficient time available to devote to Board activities; and any other factors deemed relevant by the Nominating and Governance Committee.

The Nominating and Governance Committee may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. Although we do not have a written policy with respect to Board diversity, the Nominating and Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. Consequently, when evaluating potential nominees, the Nominating and Governance Committee may consider individual characteristics that bring value to the Board, including without limitation, areas of expertise, such as, by way of example, cyber-security, information technology, real estate, legal and leadership. The Nominating and Governance Committee does not discriminate against any director candidate.

The Nominating and Governance Committee will consider director candidates recommended by shareholders of the Company as described below. Shareholders may recommend an individual for consideration by submitting to the Nominating and Governance Committee the name of the individual; his or her background (including education and employment history); a statement of the particular skills and expertise that the candidate would bring to the Board; the name, address and number of shares of the Company owned by the shareholder submitting the recommendation; any relationship or interest between such shareholder and the proposed candidate; and any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement if such proposed candidate were to be nominated as a director.

Such submissions should be addressed to Flushing Financial Corporation Nominating and Governance Committee, at the Company’s executive offices. In order for a candidate to be considered by the committee for any annual meeting, the submission must be received by the committee no later than the November 1 preceding such annual meeting.

The Nominating and Governance Committee will evaluate the biographical information and background material relating to each potential candidate and may seek additional information from the submitting shareholder, the potential candidate, and/or other sources. The committee may hold interviews with selected candidates. Individuals recommended by shareholders will be considered under the same factors as individuals recommended by other sources.

Board Leadership Structure

Since its formation in 1994, the Company has separated the roles of Chairman of the Board and Chief Executive Officer. We believe it is the Chief Executive Officer’s responsibility to run the Company and the Chairman’s responsibility to lead the Board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. The Board expects that the time Mr. Buran will be required to devote to the CEO position will continue to be significant and demanding. By having another director serve as Chairman of the Board, Mr. Buran will be able to focus his entire energy on running the Company.

Corporate Responsibility

The Company recognizes the importance of corporate responsibility.

Supporting our Customers, Communities, and Employees. Since its founding in 1929, the Company has always focused on its customers, giving back to the communities and ensuring its employees are satisfied and engaged. In order to attend to its customers’ needs and add value, the Company took a leadership position and eliminated consumer overdraft, insufficient funds, and transfer fees on consumer checking accounts. In addition, as part of the Company’s ongoing support to small businesses and low-income families, it has made more than 1,400 small business loans and continues to be a significant lender for rent-controlled and rent stabilized multifamily buildings in the New York City area. The Company continued its support of Neighborhood Housing Services of New York City and United Way of Long Island, as well as a plethora of other organizations. To stay connected to the communities, the Company sponsors three advisory boards made up of local community and civic leaders, which meet quarterly to share ideas on ways to support the communities’ needs and growth. The Company will continue to actively support the communities, customers and employees in its multicultural markets, while remaining a responsible corporate citizen. The Company sponsors the Corporate Leadership Development Program, designed to facilitate professional development and exposure for all employees. In addition, in order to support the employees’ financial wellbeing, the Company offers robust benefit programs to assist employees to achieve their financial goals, including helping them save and preparing them for retirement. For additional information, see Shareholder Outreach on page 24.

Governance. The key items in the Company’s governance program are the strength of the Board, the oversight of crucial risks and the policies the Company has in place to minimize conflicts of interest. The Company’s strong governance program provides oversight to the executive management team, offers additional perspectives on risk management and corporate strategy and sets the tone for corporate culture. In order to minimize conflicts of interest and support good governance from the Board, the Company does not allow hedging or pledging of the Company’s common stock by directors and executive officers. In addition, the Company has stock ownership guidelines, the Named Executive Officers and other key executives are subject to a compensation clawback policy and lending is not permitted to officers, directors or affiliated parties.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Chief Risk Officer provides monthly updates to the Board with regard to the Bank’s Enterprise Risk Management. The Company’s Risk and Compliance Committee meets quarterly to oversee the mitigation of risks to the Company’s strategic plan and to oversee the Company’s compliance with consumer regulations. The Company’s Information and Technology Committee, which meets at a minimum once a quarter, is responsible for overseeing the Company’s technology strategy which includes reviewing risk management and risk assessment guidelines, policies regarding information technology security, and cybersecurity risk tolerance. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive and employee compensation plans and arrangements. The Audit Committee oversees the results of the independent registered public accounting firm’s annual attestation of the Company’s financial statements and the Company’s internal audit department’s control testing. The Nominating and Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Bank Board’s Loan Committee oversees general risks related to the Company’s lending policies. The Investment Committee oversees risk related to the Company’s investment policy, liquidity policy, and interest rate risk management policy. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board is confident, as outlined above, that proper independent oversight is in place to properly mitigate the Company’s risks.

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions between related persons (including directors and executive officers of the Company and the Bank and their immediate family members) and the Company, the Bank or their affiliates are subject to approval by the Nominating and Governance Committee, as set forth in its charter. Officers and directors are regularly reminded of their obligation to seek Nominating and Governance Committee approval of any related party transaction or potential conflict of interest. The Nominating and Governance Committee considers all factors that it deems relevant, including the nature of the related party’s interest in the transaction, whether the terms are no less favorable than could be obtained in arms-length dealings with unrelated third parties and the materiality of the transaction to the Company.

Under the Bank’s lending policies, mortgage loans are not made to directors and executive officers. Additionally, there were no loans outstanding to an immediate family member of a director during 2024.

Shareholder Communications with the Board of Directors

The Board of Directors has adopted the following policy by which shareholders may communicate with the Board or with individual directors or Board committees. The communication should be in writing, addressed to the Board or applicable committee or directors, c/o Corporate Secretary, Flushing Financial Corporation, at the Company’s executive offices. The Corporate Secretary will review all such correspondence received and will periodically, at least quarterly, forward to the applicable directors a summary of all such correspondence together with copies of correspondence that the Corporate Secretary believes should be seen in its entirety. Correspondence or summaries will be forwarded to the applicable directors on an expedited basis where the Corporate Secretary deems it appropriate. Communications raising concerns related to the Company’s accounting, internal controls, or auditing matters will be immediately brought to the attention of the Company’s Chief Audit Officer and the Chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

Directors may at any time review a log of correspondence received by the Company that is addressed to the director (or to the full Board or a Board committee on which he or she serves) and may request copies of any such correspondence.

The Company believes that it is important for directors to directly hear concerns expressed by shareholders. Accordingly, it is the Company’s policy that Board members are expected to attend the annual meeting of shareholders absent a compelling commitment that prevents such attendance. All but two of the members of the Board of Directors at the time of the 2024 annual meeting attended the virtual annual meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics Policy that applies to all of its directors, officers and employees. This code is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Code of Business Conduct and Ethics Policy. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee consisted of Messrs. Han (Chairman), DelliBovi, D’Iorio, and Grassi, and Ms. O’Brien. None of the members of the Compensation Committee is a former officer of the Company or the Bank.

Under the Bank’s lending policies, residential mortgage loans to immediate family members of directors are made at market rates of interest and other normal terms but with reduced origination fees. There were no such loans outstanding to an immediate family member of a director during 2024.

Role of Executive Officers in Compensation Decisions

The Chairman of the Board of Directors and the Chief Executive Officer annually review the performance of each named executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for other executive officers, including the structure and terms of these executives’ annual cash incentives and long-term equity incentives. Our Chief Executive Officer considers factors such as tenure, individual performance, responsibilities and experience levels of the executives, as well as the compensation of the executives relative to one another, when making recommendations regarding appropriate total compensation of our executives. Certain executives assist the Chief Executive Officer in structuring his proposals regarding the design of the annual cash incentives and long-term equity incentives; however, executives do not play any role in setting their own compensation. Our Chief Executive Officer either discusses his recommendations with the Chairman of the Compensation Committee or has management present them at Compensation Committee meetings. The compensation and benefits personnel within our human resources department support the Compensation Committee in the performance of its responsibilities. During fiscal year 2024, our Chief Financial Officer and Executive Vice President of Human Resources regularly attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business and information about our financial performance. The Compensation Committee periodically meets in executive session without management to deliberate on executive compensation matters. The Compensation Committee considers but is not bound to and does not always accept the Chief Executive Officer’s recommendations regarding executive compensation. The Compensation Committee reviews all recommendations in light of our compensation philosophy and generally seeks input from the Committee’s compensation consultant prior to making any final decisions.

Determining Executive Compensation and the Role of the Consultant

The Company’s executive compensation program is intended to link management’s pay with the Company’s annual and long-term performance. The Compensation Committee believes it is important to attract and retain highly qualified executive officers by providing compensation opportunities that are both competitive with the market for executive talent and consistent with the Company’s performance. The Compensation Committee has retained Pearl Meyer (the “Consultant” or “Pearl Meyer”), an independent nationally recognized compensation consulting firm, to advise the Compensation Committee with respect to compensation of the Company’s executive officers. The Consultant is retained by the Compensation Committee and reports directly to the Compensation Committee. The Consultant was instrumental in the development of the pay for performance philosophy of the Company and the development of the shareholder approved 2014 Omnibus Incentive Plan. In 2024, the Compensation Committee formally re-engaged the Consultant. The Consultant discussed with the Compensation Committee the philosophy for determining the 2024 compensation and discussed trends in the executive compensation arena to be considered. For a discussion of the elements involved in the Compensation Committee’s decisions regarding executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.

Cash Compensation

For the fiscal year ended December 31, 2024, members of the Board of Directors who are not employees of the Company or the Bank (“Outside Directors”) were entitled to receive an annual retainer of $37,500 from the Bank with no additional retainer from the Company. In addition, in 2024, the Chairman of the Board received a fee of $75,000 for services to the Company and the Bank in those capacities. The Chairman of the Audit Committee received an additional annual retainer of $15,000, the Chairman of the Compensation Committee received an additional annual retainer of $10,000, and the Chairman of the Nominating and Governance Committee received an additional annual retainer of $7,500. Outside Directors also received meeting fees of $1,500 for each Board or Bank Board meeting attended, $1,300 for each Audit Committee meeting attended, and $1,000 for each other committee meeting attended, whether or not they are members of such committee. However, where the Board of Directors and the Bank Board meet on the same day, directors receive only a single Board meeting fee for such meetings. Similarly, directors receive only a single committee meeting fee where identically constituted committees of the Board of Directors and Bank Board meet on the same day.

Outside Directors who are members of the Loan Committee also receive a fee from the Bank for conducting on-site inspections of proposed real estate collateral for certain loans.

Equity Compensation

Pursuant to the Company’s 2024 Omnibus Incentive Plan, under which equity awards granted on or after May 29, 2024 were made (and similarly under the Company’s 2014 Omnibus Incentive Plan, under which awards in 2024 prior to May 29, 2024 were made), unless the Compensation Committee provides otherwise, each Outside Director receives an annual award of 4,800 restricted stock units (“RSUs”), or shares of restricted stock if so determined by the Compensation Committee, as of January 30 of each year. Upon initial election or appointment to the Board of Directors or a change to Outside Director status, an Outside Director receives a prorated portion of the annual award consisting of 400 shares of restricted stock (or RSUs if so determined by the Compensation Committee) for each full or partial month from the date of such person’s election or appointment or change in status to the following January 30.

Each award to an Outside Director vests with respect to one-third of the underlying shares on the January 30 following the date of grant, and an additional one-third of the underlying shares on each of the two subsequent January 30, provided the award holder is a director of the Company on each such date, unless the Compensation Committee provides otherwise. In the event the Outside Director ceases to be a director of the Company before an award has fully vested, the unvested portion of the award is forfeited. Awards to Outside Directors become fully vested in advance of such schedule upon a change of control of the Company or the Bank (if the director is a member of the Board of Directors at such time) or upon termination of the director’s service on the Board of Directors due to death, disability or retirement. For this purpose, retirement means a director’s termination of service after five years of service as an Outside Director if the director’s age plus years of service as an Outside Director equals or exceeds 55.

Unless the Compensation Committee provides otherwise, dividends or dividend equivalents on these awards are paid on a current basis, and the awards are settled in stock, generally at the time they vest. An RSU award entitles the award holder to receive one share of common stock (or the fair market value of a share in cash or other property) at a specified future time.

On each of January 25, 2024 and January 28, 2025, the Compensation Committee approved a grant of Company stock in the form of 4,800 RSUs to each Outside Director, which vests in full one year from the date of grant, thus deviating from the formula in the Company’s 2014 Omnibus Incentive Plan (for the 2024 grant) and 2024 Omnibus Incentive Plan (for the 2025 grant) as outlined above. The Compensation Committee’s recommendation to the Board to grant equity at a value of $100,000, not to exceed 4,800 RSUs, with a one-year vesting period was a continuation of equity grant practices implemented in January of 2019.

Director Stock Ownership Guidelines

In November 2015, the Compensation Committee formally established Director Stock Ownership Guidelines for Outside Directors as a way to more closely align the interests of Outside Directors with those of the Company’s shareholders. These guidelines provide a direct link between Outside Director rewards and Company results and encourage Outside Directors to consider Company performance from a long-term as well as short-term perspective.

These stock ownership guidelines require Outside Directors to hold at least 5,000 shares of the Company’s common stock after five full years of board service. Compliance with these guidelines is mandatory for all Outside Directors of the Company.

Director Retirement Plan

The Bank has an unfunded noncontributory defined benefit Outside Director Retirement Plan, which provides benefits to each Outside Director who became an Outside Director before January 1, 2004 who has at least five years of service as an Outside Director and whose years of service as an Outside Director plus age equals or exceeds 55. Benefits are also payable to an Outside Director who became an Outside Director before January 1, 2004, and whose status as an Outside Director terminates due to death or disability or who is an Outside Director upon a change of control of the Company or the Bank. Any person who became an Outside Director after January 1, 2004, is not eligible to participate in the Outside Director Retirement Plan. Upon termination, an eligible director will be paid an annual retirement benefit equal to $48,000. Such benefit will be paid in equal monthly installments for 120 months.

In the event of a change of control, benefits under the plan will be paid in a cash lump sum; each eligible director will receive the equivalent of 120 months of benefits. In the event of an Outside Director’s death, the surviving spouse will receive the equivalent benefit. No benefit will be paid to an Outside Director who is removed for cause. The Company has guaranteed the payment of benefits under the Outside Director Retirement Plan. A director’s right to receive benefits under the plan is no greater than the right of an unsecured general creditor of the Bank or the Company.

Deferred Compensation Program for Outside Directors

The Bank has adopted an Outside Director Deferred Compensation Plan pursuant to which Outside Directors may elect to defer all or a portion of their annual retainer, meeting fees, and inspection fees. Deferred amounts are credited with earnings based on certain mutual fund investments. The deferred amounts plus earnings thereon will be paid to the director in cash after the director’s termination of service, either in a lump sum or, if the director so elects, in annual installments over a period not to exceed five years. The Company has guaranteed the payment of benefits under the Outside Director Deferred Compensation Plan. A director’s right to receive benefits under the plan is no greater than the right of an unsecured general creditor of the Bank or the Company. As of December 31, 2024, there were no participants in this plan.

Indemnity Agreements

The Company and the Bank have entered into an indemnity agreement with each of the directors which agreements provide for mandatory indemnification of each director to the full extent permitted by law for any claim arising out of such person’s service to the Company or the Bank. The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification.

Director Compensation Table

The table below summarizes the compensation paid by the Company to Outside Directors for the fiscal year ended December 31, 2024.

Name (1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Alfred A. DelliBovi	163,400	82,992	—	—	—	246,392
Michael A. Azarian	79,000	82,992	—	—	—	161,992
James D. Bennett	75,500	82,992	—	—	—	158,492
Steven J. D’Iorio	91,500	82,992	—	—	—	174,492
Louis C. Grassi	104,500	82,992	—	—	—	187,492
Sam S. Han	84,500	82,992	—	—	—	167,492
Douglas C. Manditch	88,500	82,992	—	—	—	171,492
John J. McCabe	87,500	82,992	—	—	—	170,492
Donna M. O’Brien	79,000	82,992	—	—	—	161,992
Caren C. Yoh	79,000	82,992	—	—	—	161,992

(1)

John Buran, the President and Chief Executive Officer of the Company and the Bank, is also a director of the Company and the Bank but is not included in this table because, as an employee of the Company and the Bank, he receives no compensation for his services as director. The compensation received by Mr. Buran as an employee of the Company and the Bank is shown in the Summary Compensation Table on page 36.

(2)	Reflects the amount of compensation earned in 2024 for annual retainers, Board and committee Chair retainers, Board and committee meeting fees, and property inspection fees.
(3)

Reflects the grant date fair value of awards (excluding the effect of estimated forfeitures) granted in the fiscal year ended December 31, 2024. Assumptions used in the calculation of such amounts are included in note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2025. As of December 31, 2024, each Outside Director had 4,800 RSUs outstanding.

(4)

Messrs. Azarian, DelliBovi, D’Iorio, Manditch, and Han, and Mses. O’Brien and Yoh are not eligible to participate in the Outside Director Retirement Plan because it was frozen before they satisfied the eligibility requirements. Messrs. Bennett, Grassi, and McCabe have maximized their annual retirement benefit under the Outside Director Retirement Plan based on their years of service.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation programs for our named executive officers (“NEOs”) captured in the table below. The CD&A also describes the processes followed by the Compensation Committee of the Board (“Compensation Committee” or “the Committee”) for making pay decisions as well as its rationale behind other matters which effect the compensation of the NEOs.

Name	Position

John R. Buran	President and Chief Executive Officer
Susan K. Cullen	Senior Executive Vice President, Treasurer and Chief Financial Officer
Maria A. Grasso	Senior Executive Vice President, Chief Operating Officer and Corporate Secretary
Francis W. Korzekwinski	Senior Executive Vice President and Chief of Real Estate Lending
Michael Bingold	Senior Executive Vice President/Chief Retail and Client Development Officer

Executive Summary

2024 Performance Highlights

The Company continued to grow core deposits while maintaining strong credit discipline anchored by our low-risk profile and conservative loan underwriting. Interest rate movements by the Federal Reserve directly impacted our funding costs and compressed the Company’s net interest margin in the first half of 2024—but our net interest margin expanded in the second half of 2024. The Company’s ability to execute well and maintain our high level of service capacity, while continuing to build rewarding customer relationships, mitigate risk, and preserve strong liquidity and capital structure for financial strength and stability, are captured in the performance highlights below:

Performance Area	Highlights

Shareholders Returns & Value Creation

•  We paid dividends of $0.88 per common share in 2024, resulting in an annual dividend yield of 6.16% as of December 31, 2024, above the bank industry average of 2.52% for the same period (as reported by S&P Capital IQ in their S&P U.S. BMI Banks Index). The Company declared a quarterly dividend per common share of $0.22 per common share on February 25, 2025.

Profitable Growth	• Average total assets increased 5.3% during 2024 to $9.0 billion.

• Average total deposits increased 6.5% during 2024 to $7.3 billion.

• Average interest-earning assets increased 5.6% during 2024 to $8.5 billion.

•  The Company completed a $70 million common stock offering on December 16, 2024, in which it issued approximately 4.6 million shares. The offering enabled the Company to strengthen the balance sheet while positioning the Company to improve profitability over the long-term.

Asset Quality and Stability

•  For the ninth consecutive year, the Company and the Bank retained investment grade ratings, according to the Kroll Bond Rating Agency (“KBRA”), a full-service rating agency. These ratings are based on KBRA’s Bank and Bank Holding Company Global Rating Methodology, which evaluates liquidity, asset quality, capital adequacy, and earnings.

• Tangible common equity to tangible assets increased 2.4% during 2024 to 7.82%.

• Net charge-offs to average loans decreased five basis points to 0.11% during 2024 as compared to 2023. Credit quality continues to outperform the industry.

•  The Company’s capital ratios remain strong and exceed regulatory well-capitalized thresholds with Tier 1 leverage, Common equity tier 1, Tier-1 risk-based, and Total risk-based capital ratios of 8.04%, 10.13%, 10.82%, and 14.23%, respectively, as of December 31, 2024, exceeding regulatory requirements to be considered well capitalized of 5%, 6.5%, 8% and 10%, respectively.

Strategic Accomplishments

•  At the beginning of 2024, we outlined an action plan to set the foundation to improve long-term profitability, focusing on these four key areas:

•  Increasing net interest margin and reducing volatility;

•  Maintaining credit discipline;

•  Preserving strong liquidity and capital profile; and

•  Bending the expense curve.

•  During 2024 we made measurable progress against our action plan despite the challenging environment. Key efforts included growing noninterest-bearing deposits, repricing loans and CDs, hedging strategies, and back-to-back swaps funding to reduce volatility.

•  We maintained credit discipline by continuing our low-risk profile and conservative loan underwriting.

•  We preserved strong liquidity and capital with access to ample liquidity equivalent to $3.6 billion of undrawn lines and resources as of December 31, 2024. We had low uninsured and uncollateralized deposits, and our regulatory capital ratios continued to be categorized as well capitalized by bank regulators.

•  We focused on containing margin deterioration while the Federal Reserve kept interest rates high, peaking at 5.50% from July through September 2024. We sought to improve core profitability in the second half of 2024, as our net interest margin bottomed in July 2024 and then began to expand in the second half of the year.

•  In the fourth quarter of 2024, we successfully executed several meaningful actions to improve the Company’s 2025 earnings profile, including:

•  Raised $70 million of additional capital to reposition the balance sheet;

•  Completed restructuring of the investment portfolio;

•  Transferred loans to held for sale; and

•  Completed repositioning borrowings while reducing the cost.

•  In November 2024, we opened our newest location in Melville to expand our Long Island presence and provide additional support for the growing business market on Long Island. In 2025, we plan to expand our footprint in strategically aligned markets to support our business objectives to grow noninterest-bearing deposits and leverage the success of our Asian and South Asian market initiatives. Two new New York City branches are scheduled for opening in 2025, one in Chinatown in Manhattan and one in Jackson Heights in Queens, which are designed to expand our reach in the Asian and South Asian markets.

2024 Compensation Actions At-A-Glance

•

Base Salary—The Committee met in November 2023 and subsequently in January 2024 to review the benchmarking analyses prepared by our independent compensation consultant, Pearl Meyer. The benchmarking analyses, along with a variety of other factors, are used to set 2024 pay levels. At that time, the analyses indicated that the base salaries of the Company’s NEOs were generally aligned within a competitive range of the market. Accordingly, the Committee resolved in January 2024 that no base salary increases would be given to the Company’s NEOs.

In November of 2024 and in January of 2025, the Compensation Committee convened to review 2024 Company performance and pay levels versus a benchmarking analysis provided by Pearl Meyer which is used to set 2025 pay levels. The Pearl Meyer analysis indicated that the base salaries of the NEOs were generally aligned within a competitive range of the market. Accordingly, the Compensation Committee did not adjust any of the NEOs’ base salaries in January of 2025.

•

Performance-Based Annual Incentives—Based on our 2024 financial performance and consistent with our program design, the NEOs received annual incentive awards payouts of 108.0% of target. See Performance-Based Annual Incentives below.

•

Long Term Incentives—For 2024, the Compensation Committee again granted target long-term incentive awards using a 50%/50% mix of performance-based restricted stock units and time-based restricted stock units to each of the NEOs. Performance-based restricted stock unit awards vest at the end of a three-year performance period (subject to achievement of performance goals) and time-based restricted stock units cliff vest 100% on the third anniversary of the date of grant. The time-based restricted stock unit vesting schedule was a change from prior years in which the time-based restricted stock units vested ratably over a five-year period. This adjustment reflects a balanced approach to long-term incentives, maintaining a strong focus on retention and stockholder value while ensuring our long-term incentive program remains competitive.

The Compensation Committee implemented a performance vesting equity component to the annual long term incentive grant in 2019, in an effort to further align executive compensation with that of the long-term interests of our shareholders. Following the Committee’s review of the Company’s long-term incentive performance goals in the three-year performance period (2022-2024), the Compensation Committee determined that the 2022 performance restricted stock units were not earned—since achievement of performance goals fell below the threshold level. See Long-Term Equity Incentive Compensation below.

Impact of Advisory Say-On-Pay Vote

At our 2024 Annual Meeting of Shareholders, 92% of the votes cast on Say-On-Pay were voted in approval of the compensation of the NEOs. The Compensation Committee and senior management continued their shareholder engagement efforts in 2024. During 2024, we directly telephoned, emailed, and/or engaged in discussions with over 17 of our largest institutional investors representing approximately 50% of our total outstanding shares. Where investors were not readily available, we followed up where appropriate to maximize our connectivity. We were successful in establishing direct discussions with approximately a quarter of our largest institutional investors. When we were not able to engage in direct communication, we encouraged open dialogue with our shareholders throughout the year. Several institutions confirmed that they are not structured to engage in open dialogue and continue to outsource their proxy voting. More details about our approach to shareholder outreach are described below.

Shareholder Outreach

We value the opinions of our shareholders and look forward to a continued, open dialogue on compensation matters and other issues relevant to our business. We want our shareholders to fully understand our rationale for our approach to executive compensation, and we want to understand the views of our shareholders. Although our current executive compensation program contains continuations or versions of arrangements that were put in place historically and under different circumstances, we continue to evolve its design and features in light of current best practices and shareholders’ feedback.

To foster our dialogue with shareholders and more specifically to respond to Say-On-Pay results, we formalized our annual shareholder interaction into an organized and comprehensive shareholder outreach program initiated under the auspices of our Compensation Committee. Our outreach and engagement efforts during 2024 were led by our Executive Vice President/Director of Human Resources. In addition, the outreach program was advised by our independent compensation consulting firm and external counsel. Discussions focused on executive compensation matters but also touched on other business-related matters. While we devoted much time and effort in 2024 to communicating information regarding our executive compensation policies and practices, we also were keenly interested in feedback from our shareholders as to how we might improve those practices and policies. We generally seek a collaborative and mutually beneficial approach to many issues of importance to investors that affect our business, and to ensure that our corporate governance practices remain appropriate. This approach is especially important in the context of executive compensation matters.

The results of our outreach program were helpful in gauging the pulse of our institutional investors. Specifically, top institutional investors continue to support the changes made to the Company’s compensation programs back in 2019 and the overall breadth of compensation disclosures. Further, some top institutional shareholders stated their understanding that such changes in the Company’s compensation programs take time to fully implement and ultimately be positively reflected in future benchmarking analyses performed either by institutional investor firms or proxy advisory firms. Direct institutional investor feedback touched on board succession/refreshment and whether a formal board refreshment policy was in place, the Company’s classified board structure and strategic initiatives of the Company. The Company recognizes the value and the importance of how it manages relationships with employees, customers, and in communities where the Company operates, as well as the Company’s transparency of accurate audit/accounting methods and the ability of our shareholders to vote on important issues. Also see Corporate Responsibility on page 15.

Key Governance Features

The following practices highlight our compensation governance structure:

What We do	What We Don’t Do

✓  Pay for performance

✓  50% of our annual long-term incentives are granted using performance-based awards

✓  Vest our long-term incentives over a multi-year period

✓  Require our executive officers to own stock through robust stock ownership guidelines and holding requirements

✓  Include a per-individual maximum cap on our annual cash incentive plan

✓  Conduct an annual “say on pay” vote

✓  Conduct annual shareholder outreach

✓  Conduct an annual risk assessment of our compensation program

✓  Engage an independent compensation advisor

✓  Have an independent compensation committee

✘ Permit our executives to hedge company stock ✘ Permit our executives to pledge company stock ✘ Repricing of stock options ✘ Issue new employment agreements with excise tax gross ups feature

What Guides Our Compensation Program

Our Executive Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company in a risk appropriate fashion, and which aligns executives’ interests with those of the shareholders rewarding performance at or above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peers. The Compensation Committee targets total direct compensation to be within a competitive range of the median of the markets we draw talent from, taking into consideration experience, role, contributions, and criticality.

Elements of Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Compensation Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary relative to similar positions in the market and enable the Company to attract and retain highly skilled executive talent.

Annual Incentives	Cash (Variable— Performance based)	Focus executives on achieving annual financial and strategic objectives that promote growth, profitability, and returns.

Long-Term Incentives	Equity (Variable—50% Performance Based)	Provide incentives for executives to reach financial goals and align their long-term economic interests with those of shareholders through meaningful use of equity compensation.

The pay mix of total direct compensation for our NEOs includes base salary, performance-based annual incentives, and both long-term performance and time-based equity incentives. We believe that these compensation components help balance the incentive for our executives to achieve annual goals but not take undue risk.

The Decision-Making Process

Role of the Compensation Committee

Our Compensation Committee has the primary responsibility for approving our compensation philosophy and programs as they relate to our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is publicly available on the Company’s website at http://www.flushingbank.com by following the links to investor relations, investors, corporate profile, and then governance documents, and then Compensation Committee Charter of FFIC.

The Committee makes all final decisions regarding the elements of our NEOs’ compensation, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Committee.

The Role of Management

Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. The Committee and subsequently the independent members of the Board review the CEO’s performance and make all final determinations regarding CEO compensation after conducting their review. For other NEOs, the Committee reviews the CEO’s assessment of their performance and proposed pay decisions. Only the Committee members are allowed to vote on decisions regarding NEO compensation. The CEO does not participate in the deliberations of the Committee regarding his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Compensation Committee has the funding it needs for these purposes.

The Compensation Committee retained Pearl Meyer in 2024 as its independent executive compensation consultant. The services Pearl Meyer provides include advising the Compensation Committee on the principal aspects of the executive compensation program and evolving best practices and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

None of the Company’s management team participated in the Compensation Committee’s decision to retain Pearl Meyer. Pearl Meyer reports directly to the Compensation Committee, and the Compensation Committee may replace Pearl Meyer or hire additional consultants at any time.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Pearl Meyer in 2024 and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest taking into account the “independence factors” identified by the SEC and NASDAQ. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

In 2024, Pearl Meyer prepared executive compensation analyses with regard to the NEOs. This analysis included a review of the competitiveness of compensation levels, a pay for performance analysis, and a retention analysis. Pearl Meyer utilized a group of publicly traded financial institutions (collectively the “Peer Group”), disclosed in its analysis below.

Use of Peer Group

The Peer Group analysis is typically performed and reviewed annually. In order to capture an appropriate view of the Company’s competitors, Pearl Meyer utilized the following Peer Group, consisting of 22 banks, which are close to the Company’s size (generally, no more than twice as large and no less than half the size of the Company in terms of assets) and which are located in major urban/suburban areas of the Northeast United States. At the time the Peer Group analysis was performed, the median asset size of the Peer Group and the Company was $11.2 billion and $8.6 billion, respectively.

Berkshire Hills Bancorp, Inc.	NBT Bancorp Inc.
Brookline Bancorp, Inc.	Northwest Bancshares, Inc.
Columbia Financial Inc.	Northfield Bancorp, Inc.
Community Bank System, Inc.	OceanFirst Financial Corporation
ConnectOne Bancorp, Inc.	Peapack-Gladstone Financial Corp.
Dime Community Bancshares, Inc.	Provident Financial Services, Inc.

Eagle Bancorp, Inc.	Sandy Springs Bancorp, Inc
First of Long Island Corporation	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
Kearny Financial Corporation	TrustCo Bank Corp NY
Lakeland Bancorp, Inc	Washington Trust Bancorp, Inc.

There was no year over year changes to the Peer Group.

In determining the amount of compensation for the NEOs, the Compensation Committee typically reviews each element of total compensation against the Peer Group. Total compensation is comprised of annual base salary, annual earned bonus, the grant date value of long-term incentive awards, and other proxy-reported compensation not captured in salary, bonus, or long-term incentives. Based on the recommendation of Pearl Meyer, the Compensation Committee then considers setting salaries within a competitive range of the Peer Group based on individual performance. The Compensation Committee continues to focus on maintaining total compensation within our updated disclosed philosophy by assuring the variable components of compensation have a strong pay-for-performance orientation.

In addition to the Peer Group data, the Compensation Committee considered factors and sources of compensation information when determining compensation amounts, such as the individual executive’s level of responsibility, individual performance, the financial and operational performance of the Company, and the Company’s performance in relation to internal budgeted amounts and performance of competitors. Indicators of financial and operational performance considered by the Compensation Committee include, among others, total assets, core operating pre-tax income, core operating earnings per diluted common share, core operating return on average equity and book value per share. The achievements of certain strategic goals that are part of the Company’s Strategic Plan were also taken into consideration. The Compensation Committee also compared the Company’s performance against the performance of the Peer Group with respect to certain other indicators, including such performance measures as total shareholder return, return on average assets, net interest margin, and efficiency ratio.

Our 2024 Executive Compensation Program in Detail

Base Salary

As outlined above under 2024 Compensation Actions-At-A-Glance, base salary is designed to provide competitive levels of guaranteed compensation to executives based upon their experience, duties, scope of responsibility, overall individual performance, and ability to successfully navigate complexities of the greater banking environment. Additionally, the Company pays base salaries because they provide a basic level of compensation that is necessary to retain key tenured executives. Base salary levels are also important because they are used to determine the target amount of the performance-based incentive bonuses and the amount of retirement benefits.

In determining the base salaries of our NEOs, the Compensation Committee considered a variety of factors including the individual executive’s level of responsibility and individual performance and the financial and operational performance of the Company and the Bank relative to internal budgeted amounts and performance of competitors. The benchmarking analysis prepared by Pearl Meyer for 2024 indicated that base salary levels of the Company’s NEOs were generally aligned with the market. Accordingly, the Compensation Committee did not adjust any of the NEOs’ base salaries for the fiscal year 2024.

Performance-Based Annual Incentives

The Company offers NEOs the opportunity to earn performance-based annual cash incentive bonuses to drive the achievement of performance goals for the year. These bonuses are provided consistent with the Company’s Annual Incentive Plan for Executives and Senior Officers (the “Incentive Bonus Plan”).

Under the Incentive Bonus Plan for 2024, the target bonus for each NEO as a percentage of his or her base salary was as follows:

• CEO/President	Fifty-five percent (55%)

• Senior Executive Vice President	Forty-five percent (45%)

For all of our NEOs, the performance criteria used were solely based on Company financial performance metrics. These criteria consisted of:

•	core operating earnings per diluted common share; and

•	core operating return on average equity, with each of these factors weighted equally.

The Compensation Committee concluded that these performance criteria continued to be appropriate for 2024. They are well-recognized measures of performance and profitability in the banking industry.

The Company uses core operating results to set Incentive Bonus Plan target performance rather than using accounting principles generally accepted in the United States (“GAAP”) measures because core operating results exclude one-time gains and losses and other non-recurring items that may be related to strategic decisions involving long-term opportunities or risk mitigation. The Company believes this measure of earnings is an important indication of ongoing operations (as defined in the Reconciliation of GAAP Earnings and Core Earnings table provided in Exhibit 99.1 on the Company’s current report on Form 8-K filed on January 28, 2025). The Company believes this earnings measure is important to management and investors in evaluating its ongoing operating performance.

For each performance factor, the threshold performance level was set at 80% of the target level, and the maximum performance level was set at 130% of the target level. Performance results within these benchmarks are linearly interpolated. Target, minimum and maximum bonus amounts for established performance targets were subject to reduction, but not increase, at the discretion of the Compensation Committee.

The target performance levels for 2024 were consistent with the Company’s Strategic Plan as approved by the Board of Directors and were set in early 2024. The performance levels determined as set forth below for the Incentive Bonus Plan for 2024 were designed by the Compensation Committee consistent with the Company’s 2024 Strategic Plan and in the context of numerous complex and uncertain risks to our 2024 performance as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 11, 2025. The targets set for 2024 represented a decrease compared to both actual 2023 achievement levels and 2023 target performance goals.

For 2024, target level performance was set as follows:

•

Core operating earnings per diluted common share of $0.69. For this purpose, core operating earnings per diluted common share excludes the effects of the net gains or losses from fair value adjustments, net gains or losses on sale of securities, life insurance proceeds, valuation allowance on loans transferred to held for sale, net gains or losses from fair value adjustments on qualifying hedges, prepayment penalty on borrowings, net amortization of purchase accounting adjustments, and miscellaneous expense.

•	Core operating return on average equity of 3.14%. For this purpose, the items excluded above for determining core operating earnings per diluted common share are also excluded.

As a result of the above considerations and based on our 2024 financial performance and consistent with our program design, the NEOs received annual incentive awards payouts of 108.0% of target.

	Performance Levels				Actual Results
Performance Factors	Below Threshold	Threshold	Target	Maximum	Achievement	Payout (as a % of Target)
Core operating earnings per diluted common share	<$0.55	$0.55	$0.69	$0.90	$0.73	110%
Core operating return on average equity	<2.51%	2.51%	3.14%	4.08%	3.25%	106%
Payout (as a % of Target)	0%	60%	100%	150%	—	108%

The amount of compensation earned by each of the NEO’s under the Incentive Bonus Plan for 2024 is shown in the Summary Compensation Table on page 36 in the Non-Equity Incentive Plan Compensation column.

Long-Term Equity Incentive Compensation

The Company provides the NEOs with long-term equity incentive compensation to encourage them to focus on long-term Company performance and to provide an opportunity for them to increase their ownership stake in the Company.

The Compensation Committee periodically evaluates the use of all forms of long-term equity incentive instruments. Annual equity grants to the NEOs in 2024 consisted of a 50/50 mix of performance-based and time-based equity as follows:

•	performance-based restricted stock units vesting at the end of the three-year performance period (subject to achievement of performance goals); and

•	time-based restricted stock units vesting 100% on the third anniversary of the date of grant, which supports our leadership retention objectives and focuses the NEOs on long-term performance.

The Compensation Committee grants performance-based and time-based restricted stock units to each of our NEOs to align with shareholder interests and to also limit shareholder dilution. Target award opportunities are determined using various factors, including individual performance, market data, and overall Company performance metrics.

The table below shows the annual equity awards, the number of target performance-based restricted stock units and time-based restricted stock units, and the grant date fair value of the awards, as reported in the Grants of Plan Based Awards in 2024 table on page 37 for each of the NEOs:

	2024 Annual Equity Awards
	Performance Based(1)		Time-Based(2)
NEO	# of Units	Grant Date $ Value	# of Units	Grant Date $ Value
John R. Buran	11,750	$197,518	11,750	$197,518
Susan K. Cullen	5,800	$97,498	5,800	$97,498
Maria A. Grasso	6,200	$104,222	6,200	$104,222
Francis W. Korzekwinski	5,800	$97,498	5,800	$97,498
Michael Bingold	5,800	$97,498	5,800	$97,498

(1)	Performance-based restricted stock units vest at the end of the three-year performance period subject to achievement of performance goals as described below.

(2)	Time-based restricted stock units vest 100% on the third anniversary of the date of grant, generally subject to continued employment.

In January 2024, the Compensation Committee determined the performance metrics for the performance-based restricted stock units which were the following two equally weighted metrics: (1) total charge offs, and (2) increase tangible book value per share. Performance-based restricted stock units will be earned, if at all, based on the achievement of the performance goals during the three-year performance period as determined by the Compensation Committee in its sole discretion. For each performance goal, the amount of performance-based restricted stock units that may be earned (as a percentage of the target grant amount) at each of the threshold, target and maximum levels are as follows:

	Below Threshold	Threshold	Target	Maximum
Earned PRSUs	0%	50%	100%	150%

Performance below the threshold-level during the performance period will result in no performance-based restricted stock units being earned with respect to the applicable performance goal. Performance above the maximum level during the performance period will result in no more than the maximum performance-based restricted stock units being earned with respect to the applicable performance goal. In addition, performance between the threshold-level and maximum-level will be calculated using linear interpolation.

In January of 2025, the Company’s 2022 performance-based restricted stock unit grant settled following completion of the three-year performance period (2022-2024). Target level performance for these grants was set in 2022 as follows for the two equally weighted metrics:

•	Total charge-offs of 0.20% for the performance period. For this purpose, “total charge offs” meant the three-year total of net loans charged off divided by average loans over the same period.

•

Increase Tangible Book Value of 13.00% for the performance period. For this purpose, “increase tangible book value” meant the three-year increase in tangible equity. Based on the Company’s achievement of the performance goals in the three-year performance period, the Compensation Committee determined that none of the 2022 performance-based restricted stock units was earned since achievement of performance goals fell below the threshold level.

	Performance Levels				Actual Results
Performance Factors	Below Threshold	Threshold	Target	Maximum	Achievement	Payout (as a % of Target)
Total charge-offs	>0.23%	0.23%	0.20%	0.17%	0.30%	0%
Increase Tangible Book Value	<10.40%	10.40%	13.00%	14.30%	1.90%	0%
Payout (as a % of Target)	0%	50%	100%	150%	—	0%

Other Compensation Practices, Policies and Programs

Executive Stock Ownership Guidelines

The Compensation Committee has formally established Executive Stock Ownership Guidelines for executive officers as a way to align the interests of key executives more closely with those of the Company’s shareholders. These guidelines provide a direct link between executive rewards and Company results and encourage executives to consider Company performance from a long-term as well as short-term perspective.

These stock ownership guidelines apply to all long-term equity awards made to executive officers on or after June 1, 2006. The amount to be retained depends on the executive’s position. The President/CEO, Senior Executive Vice Presidents, and Executive Vice Presidents are required to retain 50% of their “profit shares” and certain Senior Vice Presidents must retain 25% of their “profit shares.” Profit shares are defined as net shares acquired upon vesting of full-value awards following payment of applicable taxes with respect to the award. Shares subject to the ownership guidelines must be retained while the executive is employed by the Company until the executive reaches age 61, after which time the executive may dispose annually 20% of the aggregate number of profit shares then held. Compliance with these guidelines is mandatory for all executive officers of the Company.

Compensation Clawback Features
We are subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires the recovery of any bonus, or other incentive-based or equity-based compensation received from the Company, as well as any profits realized from the sale of securities of the Company, from our CEO and CFO if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct. We have never been required to recover any compensation from our CEO or CFO under this provision. In
October of 2023
, the Company also adopted a clawback policy consistent with the requirements
of Exchange Act Rule
10D-1
and NASDAQ Listing Rule 5608.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. In addition, it is the Company’s policy to comply with applicable securities laws when engaging in transactions in the Company’s securities. A copy of the Company’s insider trading policy was filed as Exhibit 19 to the Company’s Annual Report on Form
10-K/A
filed with the Securities and Exchange Commission on March 13, 2025.
Anti-hedging/Pledging Policy
We have a policy prohibiting our executive officers and directors from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in our stock, including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, our executive officers are prohibited from holding our stock in margin accounts and from pledging our stock as collateral for loans. Our Insider Trading Policy, which is applicable to all levels of employees and to our directors, also prohibits all hedging transactions in our equity securities, regardless of whether or not such securities
were granted as our compensation. These policies further align executives’ interests with those of our shareholders.
Policies and Procedures Related to the Grant of Certain Equity Awards
The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, the Company does not have a specific policy or practice on timing of awards of such options in relation to the disclosure of material non-public
information by the Company. In the event the Company determines to grant new awards of options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Retirement Benefits
Tax-Qualified
Retirement Benefits
The Company provides
tax-qualified
retirement benefits to substantially all of its employees, including the NEOs, in order to provide a competitive compensation package within the market in which the Company operates.
In 2006, the Company froze its defined benefit Retirement Plan and replaced it with the Defined Contribution Retirement Program (“DCRP”). Under the DCRP, employees receive an annual Company contribution equal to 4% of their eligible base salary (up to tax law limits). In 2019, the Company froze eligibility to the DCRP, excluding new hires who joined the Company after 2019.
The Company offers a
tax-qualified
retirement savings plan pursuant to which all full-time employees are eligible to contribute up to 25% of their annual salary on a pre-tax
and/or
post-tax
basis (subject to tax law limits). The Company matches 50% of the first 6% of salary contributed by the employee. Additionally, the

Company may make a profit-sharing contribution in an amount determined by the Company’s Board of Directors each year in its discretion. Employees who joined the Company after 2019 are ineligible to participate in that profit sharing. For 2024, the contribution was approximately 3.5% of eligible compensation (defined generally as base salary and annual bonus, subject to tax law limits).

Supplemental Retirement Benefits

In addition to the tax-qualified retirement benefits discussed above, the Company provides the named executive officers and certain other executives with the opportunity to participate in a supplemental retirement plan, the Supplemental Savings Incentive Plan (“SSIP”), which offers these individuals the opportunity to receive certain benefits not permitted to be provided under the tax-qualified plans due to tax law limitations. However, the SSIP does not provide credits for DCRP contributions which cannot be made to the tax-qualified plan to the extent base salary exceeds tax law limits.

The SSIP allows participating executives to defer a portion of their compensation. For amounts earned for 2019 or later, participating executives have the ability to defer up to 80% of their base salary and 100% of their bonus and incentive compensation into the SSIP. The Bank matches 50% of each participant’s eligible contributions to the SSIP. The maximum amount of the match, which varies by participant, is generally between 5% and 7% of base salary.

The Company also credits each participant’s account in the SSIP with a number of phantom shares of common stock of the Company equal to the number of shares of common stock that would have been contributed to the participant’s profit-sharing account under the tax-qualified plan but were not due to tax law limits. When dividends are paid on the common stock, dividend equivalents are deemed reinvested in additional phantom shares. These amounts are required to remain invested as phantom shares of Company common stock (whose value is determined by reference to the price of the Company’s common stock) until the participant’s termination of employment, thereby further aligning our executives’ interests with those of our shareholders. The Company wants management-level employees to have a significant investment in Company common stock and believes it is appropriate to have a portion of their supplemental retirement benefits invested in this way.

Pursuant to the terms of his employment agreement, Mr. Buran participated in a supplemental executive retirement plan (the “SERP”) as discussed in detail under the heading “Potential Payments Upon Termination or Change of Control” on page 44.

Perquisites and Other Personal Benefits

Perquisites and other benefits represent a small part of the Company’s overall compensation package and are offered only after consideration of business needs. Perquisites and other personal benefits provided to the NEOs are reviewed annually. The NEOs are provided with the use of a Company automobile or a car allowance. The use of company automobiles and car allowance are largely for business purposes. NEOs bear the tax cost attributable to their personal usage of the Company automobile. Attributed costs of this perquisite and other personal benefits for the NEOs for the fiscal year ended December 31, 2024, are not included in the Summary Compensation Table on page 36 since the aggregate incremental cost to the Company due to personal use for each named executive officer was less than $10,000.

Each NEO and certain other officers are offered the opportunity to participate in Bank Owned Life Insurance (“BOLI”) provided by the Bank. In the event of a BOLI participant’s death while employed by the Bank, his or her beneficiaries are entitled to a death benefit from the policy equal to two times the participant’s base salary at the time of death. Upon retirement from the Bank with five years of service, the death benefit coverage under the policy reduces to one time the base salary plus $50,000. Upon a participant’s termination of employment from the Bank, after five years of service but before eligibility for retirement, the death benefit coverage under the policy reduces to one time the base salary. At the time the Bank purchased the insurance policy providing for this coverage, it paid a single premium intended to fully fund the policy. The Summary Compensation Table on page 36 reflects the value of the insurance coverage provided under the policy in accordance with Internal Revenue Service guidelines.

Employment Agreements

The Company has entered into employment agreements with the NEOs. Information regarding payments to the NEOs pursuant to such employment agreements upon termination of employment or a change of control is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 44.

Risk Assessment of Executive Officer Compensation

In 2024, we continued to enhance our risk assessment processes to comply with the United States Department of the Treasury’s requirement that all incentive plans be reviewed to ensure they do not motivate unnecessary or excessive risk that threatens the value of the Company. The Company is regulated by the Federal Reserve and the Bank, which is a New York State chartered commercial bank, is regulated by the New York Department of Financial Services and the Federal Deposit Insurance Corporation. We have always adhered to a conservative and balanced approach to risk. Our management and Board conduct regular reviews of our business in an effort to ensure we remain within appropriate regulatory guidelines and appropriate practice. We believe that our compensation programs reflect a balanced approach to rewarding performance across many different types of financial, customer, and employee performance measures.

Risk Assessment of Senior Executive Officer Plans

The Compensation Committee has reviewed the compensation programs for senior executive officers with the Company’s Chief Risk Officer. The Incentive Bonus Plan, which provides annual performance-based incentive compensation to our NEOs and other senior officers, contains a number of features that discourage our executives from taking unnecessary and excessive risk, including the following:

•	Performance targets are determined by the Compensation Committee and the Board based on the Company’s Strategic Plan as approved by the Board.

•

The performance measures applicable for the Chief Executive Officer and Senior Executive Vice Presidents are 100% based on Company-wide performance, and the measures applicable for the other participants, including the Executive Vice Presidents, are at least 70% based on Company-wide performance, thereby encouraging the entire management team to make decisions focused on the best long-term interests of the Company as a whole rather than on particular business lines.

•	There is a limit on the amount which can be paid to any executive under the plan, regardless of the amount by which performance exceeds target levels.

•

The Compensation Committee and the Board have discretion to reduce the amount of annual incentive payable below the amount otherwise earned under the plan formula, if it believes that the formulaic payout is not warranted that year, and in the past have exercised such discretion. While the annual Incentive Bonus Plan rewards achievement of short-term goals, the Company has several programs which encourage long-term value creation. Equity awards under the Company’s 2014 Omnibus Incentive Plan and 2024 Omnibus Incentive Plan were granted by the Compensation Committee subject to Board approval. Since 2019 the equity grants to senior executives have provided for both time-based restricted stock units that vest in equal installments over a five-year period or that cliff vest 100% in three years from the date of grant and performance-based restricted stock units that vest at the end of the three-year performance period (subject to achievement of performance goals). Moreover, the Company’s Executive Stock Ownership Guidelines require executive officers to hold a specified percentage of the shares acquired as equity awards throughout the period of their employment, except as described under the heading “Executive Stock Ownership Guidelines” on page 31. In addition, the

Company’s Supplemental Savings Incentive Plan provides that amounts that cannot be credited as tax-qualified profit-sharing contributions be credited in the form of phantom shares of Company common stock and be held in such form until termination of employment.

We believe that our approach to goal setting, setting of targets with payouts at multiple levels of performance, evaluation of performance results, and negative discretion in the payout of incentives helps to mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives. Features of our programs reflect sound risk management practices. We believe that we have allocated our compensation among base salary and short- and long-term incentive compensation in such a way as to not encourage excessive risk-taking. Moreover, the multi-year vesting of our equity awards and our share ownership guidelines enhance risk management over time.

In addition, both the senior executive officer plans and the employee compensation plans are subject to controls which mitigate the risks inherent in these plans. These controls include our risk review with the Company’s Chief Risk Officer, accounting processes, internal and external audit functions, and processes surrounding internal control over financial reporting and disclosure controls.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Sam S. Han, Chairman Alfred A. DelliBovi Steven J. D’Iorio Louis C. Grassi, CPA Donna M. O’Brien

Summary Compensation Table

The table below summarizes the total compensation of each of the named executive officers for the fiscal years ended December 31, 2024, 2023 and 2022. The Company has entered into employment agreements with the named executive officers. A description of the material terms of these employment agreements is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 44.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)

John R. Buran	2024	1,160,500	—	395,035	—	687,342	23,651	167,173	(4)	2,433,701
President and Chief Executive	2023	1,105,721	—	569,715	—	191,483	38,986	136,750		2,042,655
Officer of the Company and the Bank	2022	1,055,000	—	590,085	—	525,910	—	191,494		2,362,489

Susan K. Cullen	2024	513,480	—	194,996	—	248,829	—	74,171	(5)	1,031,476
Senior Executive Vice President,	2023	489,242	—	331,834	—	69,320	—	60,956		951,352
Treasurer and Chief Financial Officer of the Company, and the Bank	2022	466,454	—	291,276	—	186,157	—	83,126		1,027,013

Maria A. Grasso	2024	596,250	—	208,444	—	288,939	—	84,122	(6)	1,177,755
Senior Executive Vice	2023	568,105	—	347,826	—	80,494	—	68,728		1,065,153
President and Chief Operating Officer of the Company and the Bank, and Corporate Secretary	2022	542,045	—	311,364	—	216,164	—	95,196		1,164,769

Francis W. Korzekwinski	2024	518,053	—	194,996	—	251,045	—	75,212	(7)	1,039,306
Senior Executive Vice President	2023	493,600	—	331,834	—	69,937	37,265	61,770		994,406
and Chief of Real Estate Lending of the Company and the Bank	2022	470,957	—	291,276	—	187,815	—	84,844		1,034,892

Michael Bingold	2024	440,000	—	194,996	—	213,221	—	65,675	(8)	913,892
Senior Executive Vice President	2023	419,231	—	331,834	—	59,400	—	55,142		865,607
and Chief Retail and Client Development Officer of the Company and the Bank	2022	399,423	—	291,276	—	159,518	—	72,656		922,873

(1)

Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into the 401(k) Savings Plan or the Supplemental Savings Incentive Plan (“SSIP”). Amounts deferred into the SSIP in 2024 are shown in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation Table on page 43.

(2)

Reflects the grant date fair value (excluding the effect of estimated forfeitures) for the grants of restricted stock units and performance restricted stock units (at target level of performance) made in the fiscal years ended December 31, 2024, 2023 and 2022, which were granted pursuant to the 2014 Omnibus Incentive Plan. If the performance restricted stock units were valued based on achievement of maximum level of performance, the amounts in the Stock Awards column for the performance restricted stock units in 2024 (and reflected in the Grants of Plan Based Awards Table), 2023, and 2022, respectively, would be: $296,276, $427,286, and $442,564 for Mr. Buran; $146,247, $248,876, and $218,457 for Ms. Cullen; $156,333, $260,870, and $233,523 for Ms. Grasso; $146,247, $248,876, and $218,457 for Mr. Korzekwinski; and $146,247, $248,876, $218,457 for Mr. Bingold. Assumptions used in the calculation of such amounts are included in note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2025.

(3)

Reflects the actuarial change in the present value of the named executive officer’s benefits under the Retirement Plan, which is the Bank’s only defined benefit pension plan. For 2024, the actuarial change in present value of Mr. Buran’s and Mr. Korzekwinski’s benefits under the Retirement Plan was $25,961 and ($44,366), respectively. Amounts are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The Retirement Plan was frozen effective September 30, 2006. Ms. Cullen, Ms. Grasso and Mr. Bingold are not eligible to participate in the Retirement Plan because it was frozen before they satisfied the eligibility requirements. There are no above-market or preferential earnings on deferred compensation because earnings under all non-qualified deferred compensation plans are pegged to investments that are available to the general public.

(4)

Consists of $10,350 in matching contributions to the 401(k) Savings Plan, $13,800 in contributions to the Defined Contribution Retirement Program (“DCRP”), $11,943 in profit sharing contributions, $112,931 in contributions allocated by the Company pursuant to the SSIP, and $18,149 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(5)

Consists of $10,350 in matching contributions to the 401(k) Savings Plan, $13,800 in contributions to the DCRP, $11,943 in profit sharing contributions, $36,795 in contributions allocated by the Company pursuant to the SSIP, and $1,283 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(6)

Consists of $10,350 in matching contributions to the 401(k) Savings Plan, $13,800 in contributions to the DCRP, $11,943 in profit sharing contributions, $46,360 in contributions allocated by the Company pursuant to the SSIP, and $1,669 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(7)

Consists of $10,350 in matching contributions to the 401(k) Savings Plan, $13,800 in contributions to the DCRP, $11,943 in profit sharing contributions, $37,409 in contributions allocated by the Company pursuant to the SSIP, and $1,710 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

(8)

Consists of $10,350 in matching contributions to the 401(k) Savings Plan, $13,800 in contributions to the DCRP, $11,943 in profit sharing contributions, $28,315 in contributions allocated by the Company pursuant to the SSIP, and $1,267 representing the value attributable to Bank Owned Life Insurance provided by the Bank (in accordance with the Internal Revenue Service guidelines).

Grants of Plan Based Awards in 2024

All stock and non-equity incentive plan awards granted by the Company to the named executive officers in 2024 are shown in the following table. They were all granted under the 2014 Omnibus Incentive Plan.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Buran	1/25/2024	382,966	638,275	957,414
	1/25/2024				5,875	11,750	17,625		197,518
	1/25/2024							11,750	197,518
Susan K. Cullen	1/25/2024	138,640	231,066	346,599
	1/25/2024				2,900	5,800	8,700		97,498
	1/25/2024							5,800	97,498
Maria A. Grasso	1/25/2024	160,987	268,312	402,469
	1/25/2024				3,100	6,200	9,300		104,222
	1/25/2024							6,200	104,222
Francis W. Korzekwinski	1/25/2024	139,874	233,124	349,686
	1/25/2024				2,900	5,800	8,700		97,498
	1/25/2024							5,800	97,498
Michael Bingold	1/25/2024	118,800	198,000	297,000
	1/25/2024				2,900	5,800	8,700		97,498
	1/25/2024							5,800	97,498

(1)

Reflects total amounts payable under the Incentive Bonus Plan at threshold, target and maximum levels of performance. For 2024, amounts were payable for performance at 108.0% of target level for Mr. Buran, Ms. Cullen, Ms. Grasso, Mr. Korzekwinski, and Mr. Bingold. The performance targets and the extent to which they were achieved are discussed in “Executive Compensation—Compensation Discussion and Analysis” under the subheading “Performance-Based Annual Incentives” on page 28.

(2)

Reflects the threshold, target and maximum payouts for the performance restricted stock units for the three-year performance period beginning January 1, 2024, and ending December 31, 2026. The target payout is equal to 100% of the granted units and represents the number of performance restricted stock units that may be earned for achieving the target level of performance for both performance goals; the maximum payout is 150% of the target number of performance restricted stock units and represents the number of performance restricted stock units that may be earned for achieving the maximum level of performance for both performance goals; and the threshold payout is 50% of the target number of performance restricted stock units and represents the number of performance restricted stock units that may be earned for achieving the threshold level of performance for both performance goals. No performance restricted stock units are earned for below threshold level of performance.

(3)

All of these awards are grants of restricted stock units. They cliff vest 100% on the third anniversary of the date of grant subject to continued employment, but vest in full upon the holder’s death or disability or upon a change of control. See “Long-Term Equity Incentive Compensation” on page 30. The restricted stock units provide for current payment of cash dividends.

(4)

Reflects the grant date fair value (excluding the effect of estimated forfeitures) for each award. Amounts assume target level performance for the performance restricted stock units. Assumptions used in the calculation of such amounts are included in note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2025.

Outstanding Equity Awards at 2024 Fiscal Year-End

		Stock Awards
Name:	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
John R. Buran	1/25/2024	11,750	167,790	11,750	167,790
	1/26/2023	11,400	162,792	7,125	101,745
	1/27/2022	7,050	100,674	—	—
	1/28/2021	4,700	67,116	—	—
	1/30/2020	2,350	33,558	—	—

Totals		37,250	531,930	18,875	269,535

Susan K. Cullen	1/25/2024	5,800	82,824	5,800	82,824
	1/26/2023	6,640	94,819	4,150	59,262
	1/27/2022	3,480	49,694	—	—
	1/28/2021	2,320	33,130	—	—
	1/30/2020	1,160	16,565	—	—

Totals		19,400	277,032	9,950	142,086

Maria A. Grasso	1/25/2024	6,200	88,536	6,200	88,536
	1/26/2023	6,960	99,389	4,350	62,118
	1/27/2022	3,720	53,122	—	—
	1/28/2021	2,480	35,414	—	—
	1/30/2020	1,240	17,707	—	—

Totals		20,600	294,168	10,550	150,654

Francis W. Korzekwinski	1/25/2024	5,800	82,824	5,800	82,824
	1/26/2023	6,640	94,819	4,150	59,262
	1/27/2022	3,480	49,694	—	—
	1/28/2021	2,320	33,130	—	—
	1/30/2020	1,160	16,565	—	—

Totals		19,400	277,032	9,950	142,086

Michael Bingold	1/25/2024	5,800	82,824	5,800	82,824
	1/26/2023	6,640	94,819	4,150	59,262
	1/27/2022	3,480	49,694	—	—
	1/28/2021	2,320	33,130	—	—
	1/30/2020	1,160	16,565	—	—

Totals		19,400	277,032	9,950	142,086

(1)

Generally, restricted stock units granted prior to 2024 vest at a rate of 20% per year over a period of five years and restricted stock units granted in 2024 cliff vest 100% on the third anniversary of the date of grant, with immediate vesting on retirement (with the exception of 2,500 restricted stock units granted to each NEO on January 26, 2023 and all restricted stock units granted to each NEO on January 25, 2024), death or disability, or upon a change of control.

(2)	Market value is based on the closing market price of the Company’s common stock on December 31, 2024, which was $14.28.
(3)

Vesting of the performance restricted stock units granted in 2023 and 2024 occurs on a 3-year cliff basis and has a payout range of 0% to 150% of target based on achievement of performance goals over a 3-year performance period beginning on January 1 in the year of grant and ending on December 31 three years from date of grant. The number of units in this column for the 2023 grant and 2024 grant represents threshold and target payouts, respectively, as performance, as of December 31, 2024, was trending at threshold for the 2023 grant and at target for the 2024 grant.

Stock Vested in 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John R. Buran	29,994	510,413
Susan K. Cullen	15,067	256,361
Maria A. Grasso	16,359	278,454
Francis W. Korzekwinski	15,067	256,361
Michael Bingold	14,507	246,589

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Bank’s Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

John R. Buran	Retirement Plan	5.8	374,594	—
Susan K. Cullen(3)	Retirement Plan	—	—	—
Maria A. Grasso(3)	Retirement Plan	—	—	—
Francis W. Korzekwinski	Retirement Plan	13.0	526,699	—
Michael Bingold(3)	Retirement Plan	—	—	—

(1)	Number of years of credited service was frozen under the Retirement Plan as of September 30, 2006.
(2)

Present value of accumulated benefit as of December 31, 2024. See note 12 to the Company’s audited financial statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on March 11, 2025 for the assumptions used in determining this value. Estimated annual retirement benefit payable as a single life annuity at age 75 for Mr. Buran and age 62 for Mr. Korzekwinski (which is the earliest year Mr. Korzekwinski would receive unreduced retirement benefits), based on the assumption that such officers retire at age 75 and age 62, respectively.

(3)

Ms. Grasso, Ms. Cullen and Mr. Bingold joined the Company in May of 2006, August of 2015 and May of 2013, respectively. Ms. Grasso, Ms. Cullen, and Mr. Bingold are not eligible for the Bank’s Retirement Plan because they did not satisfy the one year of service eligibility requirement prior to the plan freeze.

Participants in the Retirement Plan earn a full annual retirement benefit at normal retirement age (the later of age 65 or the fifth anniversary of participation) equal to the sum of (1) 2% of “average annual earnings” (the average annual base salary for the three consecutive years out of the final ten years of service which produces the highest average) times years of credited service prior to March 1, 1993, up to 30 years, plus (2) 1.6% of “average annual earnings” times years of credited service after February 28, 1993, plus (3) 0.45% of “average annual earnings” in excess of “average social security compensation” (as determined pursuant to Internal Revenue Service regulations) times years of credited service after February 28, 1993. The total years of credited service taken into account cannot exceed 35 years. Participants also earn a full annual retirement benefit upon retirement at age 62 with 20 years of service. Participants earn a reduced annual early retirement benefit upon retirement at age 60 (without regard to their years of service) or if their age plus the number of years of credited service equals 75. The early retirement benefit is generally the full retirement benefit reduced by 0.25% for each month the benefit commences prior to age 65 (prior to age 62 if the retiree has 20 years of service).

The Retirement Plan was frozen effective as of September 30, 2006. As a result, no additional benefits will accrue after that date. In applying the above benefit formulas, compensation and service after September 30, 2006, are disregarded, except that service after that date will continue to be recognized in determining vested service and eligibility for early retirement. Compensation taken into account under the plan was limited by the Internal Revenue Code. The limit that was in effect at the time of the plan freeze was $210,000.

Benefits under the Retirement Plan are paid in the form of a monthly annuity for the life of the retiree. Retirees may elect one of several actuarially equivalent alternative annuity forms of benefit under which monthly benefits would be reduced during the life of the retiree but benefits would continue to be payable after the retiree’s death, either for the life of the retiree’s beneficiary or for a specified number of years

Annual benefits under the Retirement Plan are limited by federal tax laws. As a general rule, during 2024, annual benefits were limited to $275,000. The Retirement Plan is funded by the Bank on an actuarial basis. Participants earn a vested right to their accrued retirement benefit upon completion of five years of service with the Bank or its participating affiliates.

Nonqualified Deferred Compensation

Pursuant to the Bank’s Supplemental Savings Incentive Plan (“SSIP”), eligible officers, including all the named executive officers, may defer a portion of their compensation and receive matching credits with respect to such deferrals. Deferral elections are made by eligible executives in December of each year for amounts to be earned for the following year. For amounts earned prior to 2019, eligible executives were able to elect to defer up to 15% of salary less 6% of their compensation as defined under the Bank’s 401(k) Savings Plan. For amounts earned for 2019 or later, participating executives may elect to defer up to 80% of their base salary and 100% of their bonus and incentive compensation into the SSIP. The Bank matches 50% of each participant’s eligible contributions to the SSIP. The maximum amount of the match, which varies by participant, is generally between 5% and 7% of base salary.

All the above credits may be invested by executives in any funds available under the SSIP. The table below shows the funds available under the SSIP, and their annual rate of return for the calendar year ended December 31, 2024, as reported by the administrator of the SSIP.

Name of Fund	Rate of Return

American Funds New World Fund R-6	6.88%
Blackrock Liquidity Funds FedFund Institutional Shares	5.18%
ClearBridge Small Cap Growth Fund Class IS	4.49%
Cohen & Steers Real Estate Securities Fund, Inc. Class Z	6.79%
Columbia Dividend Income Fund Institutional 3 Class	15.18%
Fidelity 500 Index Fund	25.00%
Fidelity Mid Cap Index Fund	15.35%
JPMorgan Large Cap Growth Fund Class R6	34.17%
JPMorgan Strategic Income Opportunities Fund Class R6	5.69%
Nationwide Geneva Small Cap Growth Institutional Service Class	14.61%
PGIM High Yield Fund Class R6	8.46%
PIMCO Real Return Fund Institutional Class	2.59%
Pioneer Bond Fund Class K	3.17%
T Rowe Price Spectrum Conservative Allocation Fund I Class	8.56%
T Rowe Price Spectrum Moderate Allocation Fund I Class	10.34%
T Rowe Price Spectrum Moderate Growth Allocation Fund I Class	12.57%
Thornburg International Equity Fund Class R6	11.78%
Undiscovered Managers Behavioral Value Fund Class R6	10.35%

Supplemental credits, in the amount that would have been credited to a participant’s account in the 401(k) Savings Plan as discretionary profit sharing contributions but for tax code limitations, are credited under the SSIP in the form of phantom shares (whose value is determined by reference to the Company’s common stock). When dividends are paid on the common stock, dividend equivalents on such phantom shares are deemed reinvested in additional phantom shares. All phantom shares credited under the SSIP are required to remain invested as phantom shares until the participant’s termination of employment.

Amounts deferred by a participant are always fully vested. Matching credits and supplemental credits vest in accordance with the same schedule as the corresponding contributions under the tax-qualified plan, which generally vest in 20% increments upon completion of each of the first five years of service, but vest in full upon the participant’s retirement, death, or disability or upon a change of control. All the named executive officers are 100% vested under the SSIP.

Benefits under the SSIP are paid in cash, in either a lump sum payment or in annual installments, as elected by the executive. Amounts credited prior to 2010 cannot be distributed prior to a participant’s termination of employment. For amounts credited beginning in 2010, a participant may elect to have all, or a portion of the compensation deferred at the participant’s election, together with the related matching credits, distributed prior to termination of employment. The participant must specify the amount and date of distribution at the time he or she elects to defer the compensation, and the distribution date must be at least two years after the deferral election is made.

Pursuant to Mr. Buran’s employment agreement, the Company annually credited $50,000 to a bookkeeping account as a supplemental retirement benefit (“SERP”) from 2006-2015. Amounts credited to Mr. Buran’s SERP account may be invested in the same funds available under the SSIP, which funds are listed above. Mr. Buran’s SERP is discussed in further detail under the heading “Potential Payments Upon Termination or Change of Control” on page 44.

The following table provides information regarding contributions, earnings and account balances under the SSIP and the SERP. An executive’s right to receive benefits under these arrangements is no greater than the right of an unsecured general creditor of the Bank or the Company.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions in Last Fiscal Year(3) ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
John R. Buran	208,890	112,931	262,146	(5)	286,817	5,727,559	(6)
Susan K. Cullen	61,618	36,795	217,542		—	1,205,295
Maria A. Grasso	71,550	46,360	62,160		111,557	1,101,392
Francis W. Korzekwinski	88,069	37,409	84,137		84,090	2,222,491
Michael Bingold	48,400	28,315	122,251		—	935,260

(1)	Reflects amounts deferred into the SSIP. These amounts are also included in the “Salary” column in the Summary Compensation Table on page 36.
(2)

Reflects Bank credits under the SSIP, including amounts credited in 2025 that relate to 2024. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table on page 36.

(3)	Reflects in-service withdrawals of amounts deferred by participant and related matching contributions.
(4)

Consists of account balance on December 31, 2024, plus amounts credited in 2025 that relate to 2024. For each named executive officer, includes the following amounts which have been reported in the “Salary” column in the Summary Compensation Table for years subsequent to 2005: Mr. Buran, $2,686,488 (of which $1,853,800 has been withdrawn); Ms. Cullen, $435,425 (of which $0 has been withdrawn); Ms. Grasso, $993,978 (of which $768,318 has been withdrawn); Mr. Korzekwinski, $1,189,948 (of which $272,987 has been withdrawn); and Mr. Bingold $306,612 (of which $0 has been withdrawn). Includes the following amounts which have been reported in the “All Other Compensation” column in the Summary Compensation Table for years subsequent to 2005: Mr. Buran, $2,644,237 (of which $926,900 has been withdrawn); Ms. Cullen $334,255 (of which $0 has been withdrawn); Ms. Grasso, $831,675 (of which $384,159 has been withdrawn); Mr. Korzekwinski, $698,482 (of which $137,925 has been withdrawn); and Mr. Bingold, $230,135 (of which $0 has been withdrawn).

(5)	Reflects unrealized gains of $139,747 under the SSIP and unrealized gains of $122,399 under the SERP.
(6)	Reflects $4,251,972 in aggregate balance under the SSIP and $1,475,587 in aggregate balance under the SERP.

Potential Payments Upon Termination or Change of Control

The following table summarizes the potential payments and benefits that each of the named executive officers would be entitled to receive upon termination of employment under various circumstances and upon a change of control of the Company or the Bank. In each case, the table assumes the executive’s termination, or the change of control occurred on December 31, 2024. The table does not include payments the executive would be entitled to receive in the absence of one of these specified events, such as, amounts payable under the Bank’s Retirement Plan (shown in the Pension Benefits Table) and amounts payable under the SSIP (shown in the Nonqualified Deferred Compensation Table) that were vested prior to the event. The table below also does not include benefits provided on a non-discriminatory basis to salaried employees generally, including accrued paid time off, and amounts payable under tax-qualified plans.

Potential Payments Upon Termination of Employment

	Cash Severance Payment	SERP Account(1)	Continuation of Medical/ Welfare Benefits(2)	Accelerated Vesting of Equity Awards(3)	Excise Tax Gross-Up	Bank Owned Life Insurance (BOLI)(4)	Total Termination Benefits
John R. Buran
Voluntary Resignation Without Good Reason or Termination for Cause	—	$1,475,588	—	—	—	—	$1,475,588
Retirement	—	$1,475,588	$171,374	$503,370	—	—	$2,150,332
Death(5)	—	$1,475,588	—	$938,630	—	$2,321,000	$4,735,218
Disability(5)	$2,332,049	$1,475,588	—	$938,630	—	—	$4,746,267
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$6,146,967	$1,475,588	$171,374	—	—	—	$7,793,929
Change of Control(7)	$5,651,108	$1,475,588	$171,374	$938,630	—	—	$8,236,700
Susan K. Cullen
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Death(5)	—	—	—	$498,092	—	$1,026,960	$1,525,052
Disability(5)	$723,761	—	—	$498,092	—	—	$1,221,853
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,595,707	—	$238,731	—	—	—	$1,834,438
Change of Control(7)	$1,416,198	—	$238,731	$498,092	—	—	$2,153,021
Maria A. Grasso
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	—
Retirement	—	—	$225,199	$265,608	—	—	$490,807
Death(5)	—	—	—	$527,708	—	$1,192,500	$1,720,208
Disability(5)	$840,427	—	—	$527,708	—	—	$1,368,135
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$2,023,485	—	$225,199	—	—	—	$2,248,684
Change of Control(7)	$1,815,040	—	$225,199	$527,708	—	—	$2,567,947
Francis W. Korzekwinski
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	—
Retirement	—	—	$151,617	$248,472	—	—	$400,089
Death(5)	—	—	—	$498,092	—	$1,036,106	$1,534,198
Disability(5)	$730,206	—	—	$498,092	—	—	$1,228,298
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,758,109	—	$151,617	—	—	—	$1,909,726
Change of Control(7)	$1,577,001	—	$151,617	$498,092	—	—	$2,226,710

	Cash Severance Payment	SERP Account(1)	Continuation of Medical/ Welfare Benefits(2)	Accelerated Vesting of Equity Awards(3)	Excise Tax Gross-Up	Bank Owned Life Insurance (BOLI)(4)	Total Termination Benefits
Michael Bingold
Voluntary Resignation Without Good Reason or Termination for Cause	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Death(5)	—	—	—	$498,092	—	$880,000	$1,378,092
Disability(5)	$620,189	—	—	$498,092	—	—	$1,118,281
Voluntary Resignation for Good Reason or Termination Without Cause(6)	$1,362,500	—	$224,428	—	—	—	$1,586,928
Change of Control(7)	$1,208,679	—	$224,428	$498,092	—	—	$1,931,199

(1)	Mr. Buran is the only executive officer of the Company and the Bank who was entitled to receive a SERP benefit. The terms of the SERP are described below.
(2)	Reflects present value of such benefits using a 5.39% discount rate. See description under “Employment Agreements” following this table.
(3)

Reflects the value of restricted stock units and performance restricted stock units at target whose vesting is accelerated on the termination of employment or change of control, in each case based on the closing price of the Company’s common stock on December 31, 2024 ($14.28). Additionally, accrued cash dividends on performance restricted stock units at target whose vesting is accelerated upon termination of employment due to death or disability or upon a change of control are included in the table.

(4)

Death benefit under the BOLI policy is equal to two times the named executive officer’s base salary if the executive dies while employed by the Bank. With the exception of Ms. Cullen and Mr. Bingold, if death occurs after retirement the death benefit reduces to one time the base salary plus $50,000. If death occurs after termination of employment from the Bank the death benefit reduces to one time the base salary. For Ms. Cullen and Mr. Bingold if death occurs after retirement from the Bank the death benefit is equivalent to $100,000.

(5)

In the event of termination of employment on account of death or disability prior to a change of control, the Compensation Committee may, in its sole discretion, award the executive officer a bonus for the year of termination, in an amount determined by the Compensation Committee either at the time of termination of employment or at the time bonuses to active employees are awarded, in which case the Company would pay such bonus to the executive officer or, in the event of death, to his or her designated beneficiaries or estate, as the case may be. In the event of the executive officer’s termination of employment on account of death or disability after a change of control, the Company would pay the executive officer or, in the event of death, his or her designated beneficiaries or estate, as the case may be, a pro rata portion of the bonus for the year of termination, determined by multiplying the amount of the bonus earned by the executive officer for the preceding calendar year by the number of full months of employment during the year of termination, and then dividing by 12. The table does not include these amounts.

(6)

If termination occurs prior to a change of control, the executive’s Cash Severance Payment will include a pro rata portion of the bonus payable for the year in which the termination occurred (to the extent the performance goals for the year were satisfied).

(7)

If termination follows a change of control, the executive’s Cash Severance Payment will include a pro rata portion of his or her bonus payable for the year in which termination occurred (based on the amount of bonus earned in the prior year).

Employment Agreements

The Company and the Bank were parties to employment agreements during 2024 with Messrs. Buran, Korzekwinski and Bingold and Mses. Cullen and Grasso, (collectively, the “Employment Agreements”). The Employment Agreements provide for termination of the executive’s employment by the Bank or the Company with or without cause at any time. The executive would be entitled to a lump sum severance payment and certain health and welfare benefits upon the occurrence of certain events: (1) the Company’s or the Bank’s termination of the executive’s employment for reasons other than for cause, (2) the executive’s resignation during the 60-day period commencing six months following a change of control (as defined below) with the exception of Ms. Cullen and Mr. Bingold whose agreements do not cover this event, or (3) the executive’s resignation from the Bank and the Company following an event which constitutes “good reason.” Good reason is defined as:

•	failure to re-elect the executive to his or her current offices;

•	a material adverse change in the executive’s functions, duties or responsibilities;

•	relocation of the executive’s place of employment outside of Queens and/or Nassau Counties (unless such location has been agreed to by the executive);

•	failure to renew the Employment Agreement by the Bank or Company;

•	a material breach of the Employment Agreement by the Bank or the Company; or

•	failure of a successor company to assume the Employment Agreement.

The lump sum severance payment under the Employment Agreements would be equal to the salary payments and bonuses (based on the highest bonus received under the bonus plan in the last three years preceding termination, with the exception of Ms. Cullen and Mr. Bingold whose bonus is based on the average bonus, if any, for the three most recent calendar years ended prior to the date of termination) otherwise payable if the executive’s employment had continued for an additional 24 months (36 months in the case of Mr. Buran). In addition, the executive will receive a pro rata portion of his or her bonus payable for the year of termination (which, in the case of termination after a change of control, is based on the amount of bonus earned under the bonus plan in the prior year). Each named executive officer’s Employment Agreement, with the exception of Ms. Cullen and Mr. Bingold, with the Company provides that if the executive receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to receive an additional payment, or “gross-up,” in an amount necessary to put the executive in the same after-tax position as if such excise tax had not been imposed.

The Employment Agreements entitle the executives to receive continued health and welfare benefits (including group life, disability, medical and dental benefits) for 24 months (36 months in the case of Mr. Buran) equivalent to those provided to active employees during such period, including dependent coverage. In addition, at the end of such period, the executive and his or her spouse are entitled to lifetime coverage under the Bank’s retiree medical program at the level and cost-sharing percentage in effect at the time of the executive’s termination of employment.

In the event an executive terminates employment due to “disability,” which is defined generally to mean the inability of the executive to perform his or her duties for 270 consecutive days due to incapacity, each Employment Agreement provides that the executive would receive 100% of his or her salary for the first six months, 75% for the next six months and 60% for the remainder of the term of the Employment Agreement (less any benefits payable to the executive under any disability insurance coverage maintained by the Company or the Bank). The Employment Agreements have approximately a two-year term (approximately three years in the case of Mr. Buran). These payments are shown in the Cash Severance Payment column of the above table.

In the event of an executive’s termination due to death or disability prior to a change of control, the Compensation Committee has discretion to determine whether a bonus will be paid for the year of termination. If such termination occurs after a change of control, the executive is entitled to a pro rata bonus for the year of termination based on the amount of bonus received in the prior year.

Under Mr. Buran’s Employment Agreement, the Company credited $50,000 during each of the years 2006 through 2015 to a bookkeeping account maintained by the Company and the Bank (the “SERP Account”) for the purpose of providing supplemental retirement benefits. Amounts credited to the SERP Account are invested as directed by Mr. Buran in certain funds made available by the Bank with Mr. Buran’s consent. Upon Mr. Buran’s termination of employment with the Company or the Bank by reason of his death, or upon his voluntary resignation without “good reason,” or upon his termination for “cause” (which means (1) willful failure to perform his duties under the Employment Agreement and failure to cure such failure within sixty days following written notice thereof from the Company or the Bank, or (2) intentional engagement in dishonest conduct in connection with his performance of services for the Company or the Bank, or (3) conviction of a felony), the amount then credited to the SERP Account will be promptly paid to him (or in the case of his death, to his designated beneficiaries or his estate) in a cash lump sum. However, upon Mr. Buran’s termination of employment with the Company or the Bank by reason of his retirement, disability, voluntary resignation within one year following an event that constitutes “good reason” or discharge without “cause,” or for any reason following a “change of control” (as defined below), the Company or the Bank will pay him a cash lump sum equal to (1) $500,000, without regard to the amount then credited to his SERP Account, or (2) the amount then credited to his SERP Account if such amount is greater than $500,000. Since the amount credited to the SERP account currently exceeds $500,000, the amount credited to the SERP Account will be paid to Mr. Buran upon any termination of his employment.

The Employment Agreements provide that in the event the executive’s employment terminates due to death, the executive’s beneficiaries (or estate) would receive a lump sum payment of the executive’s earned but unpaid salary, plus, in the case of Mr. Buran, payment of his SERP benefits described above.

In the event an executive terminates employment for reasons not described above or the executive’s employment is terminated for cause, the executive is entitled to receive only his or her earned but unpaid salary and any benefits payable under the terms of the Company’s and the Bank’s benefit plans.

Equity Awards

Generally, all outstanding equity awards will become fully vested upon termination of employment due to death, disability, or retirement (with the exception, in the case of retirement, of 2,500 restricted stock units and 2,500 performance restricted stock units granted to each NEO on January 26, 2023 and all of the restricted stock units and performance restricted stock units granted on January 25, 2024), with performance restricted stock units vesting at target (other than in the case of retirement, in which case they vest based on actual achievement of the performance goals at the end of the performance period). For these purposes, disability generally means the inability to perform the essential functions of employment due to disability or incapacity for 270 consecutive days, and retirement generally means termination of employment either (i) after attainment of age 65 with five years of service, or (ii) when termination is preceded by at least five years of continuous service and the sum of age plus years of service equals or exceeds 75 years. The treatment of equity awards upon a change of control is discussed below.

Change of Control Arrangements

Upon a change of control (as defined below), in addition to the provisions of the Employment Agreements described above, (1) all outstanding restricted stock/units and performance restricted stock units held by then-current employees will immediately vest (with performance restricted stock units vesting at target to the extent the change in control occurs prior to the end of the performance period, and at actual achievement of the performance goals to the extent the change of control occurs after the end of the performance period); and (2) all outstanding stock options held by then-current employees will become immediately exercisable (as of December 31, 2024 there were no outstanding stock options).

A “change of control” is generally defined, for purposes of the Employment Agreements and benefit plans maintained by the Company or the Bank, to mean:

•	the acquisition of all or substantially all of the assets of the Bank or the Company;

•

the occurrence of any event if, immediately following such event, a majority of the members of the board of directors of the Bank or the Company or of any successor corporation shall consist of persons other than Current Members (defined as any member of the Board of Directors as of the completion of the Company’s initial public offering and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors);

•	the acquisition of beneficial ownership of 25% or more of the total combined voting power of all classes of stock of the Bank or the Company by any person or group; or

•

consummation of (and, in some cases, approval by the shareholders of the Bank or the Company of an agreement providing for) the merger or consolidation of the Bank or the Company with another corporation where the shareholders of the Bank or the Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the total combined voting power of all classes of stock of the surviving corporation.

Risk Assessment of Non-Executive Compensation Plans

In 2024, we continued our risk assessment processes to comply with the Treasury Department requirement that all incentive plans be reviewed to ensure they do not motivate unnecessary and excessive risk that threatens the value of the Company. The Company is regulated by the Federal Reserve and the Bank, which is a New York State chartered commercial bank is regulated by the New York Department of Financial Services and the Federal Deposit Insurance Corporation. We have always adhered to a conservative and balanced approach to risk. Our management and Board conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice.

In connection with the foregoing, we conducted a thorough review of our compensation plans throughout our operations. In addition to the plans for our senior executive officers (discussed in the Compensation Discussion and Analysis) we reviewed our:

•	bank goal and incentive programs for lending officers in both the commercial and residential and mixed use areas;

•	retail banking incentive programs; and

•	business banking incentive plans.

In this review we assessed the relevant features of the particular plans and programs, including metrics, targets and award amounts, including among other things:

•	whether the participant has access to or influences in any material respect the financial accounting or reporting of transactions;

•	whether and to what extent the participant’s transactions may be material to the Company;

•	what risks the business of the participant faces;

•	what risk factors of the Company are exposed to a particular business unit of the participant;

•	whether the incentive is designed reasonably to achieve the intended goals;

•	whether the incentive in the past has resulted in excessive risk to the Company;

•	whether incentive pay is high in comparison with base compensation;

•	whether adjustments may be made based on quality as well as quantity of performance; and

•	whether a plan is subject to controls on award determinations.

Risk Assessment

Both programs for mortgage loan officers have performance targets and potential award amounts set by senior management. Payment of awards is subject to reduction below the amount earned under the plan formula for unethical conduct or if management believes reduction is appropriate for other performance-related reasons. The potential risk of having an incentive award tied to loan origination volume is mitigated by the Company’s requirement that all loan originations, including the borrowers and the terms, be approved or ratified by the Bank’s Loan Committee (and, for loans above specified amounts, the Loan Committee of the Board). In addition, the employee’s bonus in any year is generally reduced to reflect delinquent loans made by the employee in the prior three years. Both the Retail and Business Banking incentive programs reward employees for various metrics of performance, which may include individual sales efforts as well as teamwork. Awards under these programs in the aggregate are not material to the Company. In addition, all of the employee compensation plans are subject to controls which mitigate the risks inherent in these plans. These controls include our accounting processes, internal audit function, and processes surrounding internal control over financial reporting and disclosure controls.

CEO Pay Ratio

In accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC requires disclosure of the CEO to the median employee pay ratio. For purposes of this proxy statement, we identified our new median employee by examining 2024 Box 1 W-2 compensation, excluding our CEO, of each of our employees, who was employed by us on December 31, 2024 whether on a full-time or part-time basis. We calculated the annual total compensation for such median employee using the same methodology we use for our CEO and other named executive officers as set forth in the Summary Compensation Table on page 36.

The annual total compensation for fiscal year 2024 for our CEO was $2,433,701 as noted in the 2024 Summary Compensation Table and for our median employee it was $80,472. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2024 was 30 to 1.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns e
xecuti
ve compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis” on page 22.

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) 7	Core Operating Earnings per Diluted Common Share 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$2,433,701	$2,353,429	$1,040,607	$1,009,034	$86	$162	$21,700	$0.73
2023	$2,042,655	$1,834,545	$969,130	$867,979	$93	$116	$28,664	$0.83
2022	$2,362,489	$2,041,226	$1,037,387	$877,141	$103	$96	$76,945	$2.49
2021	$2,534,260	$3,186,480	$1,051,924	$1,395,980	$124	$114	$81,793	$2.81
2020	$2,169,715	$1,834,306	$951,211	$778,408	$82	$90	$34,674	$1.70

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for John R. Buran (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table” on page 36.

2
The dollar amounts reported in column (c)
represent
the amount of “compensation actually paid” to Mr. Buran, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Buran during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Buran’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (i)	Equity Award Adjustments (ii)	Reported Change in the Actuarial Present Value of Pension Benefits (iii)	Pension Benefit Adjustments (iv)	Compensation Actually Paid to PEO
2024	$2,433,701	($395,035)	$338,414	($23,651)	—	$2,353,429
2023	$2,042,655	($569,715)	$400,591	($38,986)	—	$1,834,545
2022	$2,362,489	($590,085)	$268,822	—	—	$2,041,226
2021	$2,534,260	($507,650)	$1,209,597	($49,727)	—	$3,186,480
2020	$2,169,715	($465,065)	$136,469	($6,813)	—	$1,834,306

(i)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(ii)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$333,465	($80,910)	—	$10,413	—	$75,446	$338,414
2023	$475,095	($132,876)	—	$1,417	—	$56,955	$400,591
2022	$458,015	($271,353)	—	$3,102	—	$79,058	$268,822
2021	$674,025	$463,652	—	$35,044	—	$36,876	$1,209,597
2020	$386,575	($260,706)	—	($27,830)	—	$38,430	$136,469

(iii)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(iv)	There is no pension service cost or prior pension service cost in any applicable year.
3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Buran, who has served as our CEO since 2005) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Buran) included for purposes of calculating the average amounts in each applicable year (2020-2024) are the same and as follows: Susan K. Cullen, Maria A. Grasso, Francis W. Korzekwinski and Michael Bingold.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Buran), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Buran) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Buran) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (i)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (iii)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,040,607	($198,358)	$166,785	—	—	$1,009,034
2023	$969,130	($335,832)	$243,997	($9,316)	—	$867,979
2022	$1,037,387	($296,297)	$136,051	—	—	$877,141
2021	$1,051,924	($259,363)	$598,201	$5,218 (ii)	—	$1,395,980
2020	$951,211	($233,522)	$83,617	($22,898)	—	$778,408

(i) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$167,442	($44,640)	—	$5,224	—	$38,759	$166,785
2023	$280,056	($66,552)	—	$852	—	$29,641	$243,997
2022	$229,982	($131,882)	—	$2,200	—	$35,751	$136,051
2021	$344,366	$221,338	—	$14,794	—	$17,703	$598,201
2020	$194,110	($116,674)	—	$(10,748)	—	$16,929	$83,617

(ii)
For 2021, the positive adjustment of $5,218 reflects the average of the amount that results from reversing the compensation (including both positive and negative amounts) reported in the “Change in Pension Value and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2021.

(iii)	There is no pension service cost or prior pension service cost in any applicable year.
5
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6	The peer group used for this purpose is the following published weighted industry index: S&P U.S. BMI Banks – Mid-Atlantic Region Index.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Core Operating Earnings per Diluted Common Share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Core Operating Earnings per Diluted Common Share excludes the effects of the net gains or losses from fair value adjustments, net gains or losses on sale of securities, life insurance proceeds, valuation allowance on loans transferred to held for sale, net gains or losses from fair value adjustments on qualifying hedges, prepayment penalty on borrowings, net amortization of purchase accounting adjustments, and miscellaneous expense (see the Reconciliation of GAAP Earnings and Core Earnings table provided in Exhibit 99.1 on the Company’s current report on Form
8-K
filed on January 28, 2025). The Company believes this earnings measure is important to management and investors in evaluating its ongoing operating performance.

Financial Performance Measures
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on the goal of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Core Operating Earnings per Diluted Common Share

•	Core Operating Return on Average Equity

•	Tangible Book Value

•	Total Charge-offs

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of these Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As outlined in the Pay versus Performance table above, the amount of compensation actually paid to Mr. Buran and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Buran) is generally aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Buran and to the other NEOs is tied to the performance of the Company. Generally, Company performance is directly reflected in TSR.

Compensation Actually Paid and Net Income

As outlined in the Pay versus Performance table above, the amount of compensation actually paid to Mr. Buran and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Buran) is generally aligned with the Company’s net income over the five years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Core Operating Earnings per Diluted Common Share (“Core EPS”), which the Company does use when setting goals in the Company’s short-term incentive compensation program for the NEOs. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis – Performance Based Annual Incentives”.

Compensation Actually Paid and Core EPS

As outlined in the Pay versus Performance table above, the amount of compensation actually paid to Mr. Buran and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Ms. Buran) is generally aligned with the Company’s Core EPS over the five years presented in the table. The alignment of compensation actually paid with the Company’s Core EPS over the period presented is because a significant portion of the compensation actually paid to Mr. Buran and to the other NEOs is tied to the success of ongoing operations – which Core EPS captures. The Company believes this earnings measure is important to management and investors in evaluating its ongoing operating performance. Core EPS is a recognized industry metric and is a well-recognized measure of performance and profitability in the banking industry.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As outlined in the Pay versus Performance table above, the Company’s cumulative TSR over the five years presented in the table was negative 14%, while the cumulative TSR of the peer group presented for this purpose, the S&P U.S. BMI Banks – Mid-Atlantic Region Index, was 62% over the same period. The Company’s cumulative TSR underperformed against the S&P U.S. BMI Banks – Mid-Atlantic Region Index over the five years presented in the table.

PROPOSAL NO. 2

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in 2010, requires that we include in this proxy statement an advisory shareholder vote on the compensation of the Company’s named executive officers as described in this proxy statement. Because the vote is advisory, it is not binding on us, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, our Board of Directors, our Compensation Committee, and management value the opinions expressed by our shareholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

At our 2024 Annual Meeting, approximately 92% of the votes cast on the say-on-pay proposal were in favor of our named executive officers’ compensation. The Company has acted over the past year to once again engage our shareholders to better understand their views and make enhancements, if necessary, to our compensation programs, as outlined in the Compensation Discussion & Analysis section of this proxy statement, which include:

•

Compensation Philosophy—We target a competitive range built around the median for each named executive officer, taking into consideration experience, role, contributions, and criticality. Ultimate pay outcomes, such as earned bonuses and the value of equity grants when they are realized by participants will be highly dependent on Company and individual performance.

•

Base Salary—The Committee met in November 2023 and subsequently in January 2024 to review the benchmarking analyses prepared by our independent compensation consultant, Pearl Meyer. The benchmarking analyses, along with a variety of other factors, are used to set 2024 pay levels. At that time, the analyses indicated that the base salaries of the Company’s NEOs were generally aligned within a competitive range of the market. Accordingly, the Committee resolved in January 2024 that no base salary increases would be given to the Company’s NEOs.

In November of 2024 and in January of 2025, the Compensation Committee convened to review 2024 Company performance and pay levels versus a benchmarking analysis provided by Pearl Meyer which is used to set 2025 pay levels. The Pearl Meyer analysis indicated that the base salaries of the NEOs were generally aligned within a competitive range of the market. Accordingly, the Compensation Committee did not adjust any of the NEOs’ base salaries in January of 2025.

•

Performance Based Equity—For 2024, the Compensation Committee again granted target long-term annual incentive awards using a 50%/50% mix of performance based restricted stock units and time-based restricted stock units to each of the NEOs. Performance based restricted stock unit awards vest at the end of a three-year performance period (subject to achievement of performance goals).

The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

The Compensation Committee has overseen the development of our compensation program that is described in the Compensation Discussion and Analysis section of this proxy statement and in the tables and narrative in the Executive Compensation section of this proxy statement. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific strategic goals of the Company, and that the Company’s executive compensation program has succeeded in aligning executive pay with Company performance. In addition, our program aligns executives’ interests with those of the shareholders by imposing multi-year time-based vesting on restricted stock unit awards and long-term stock retention requirements, with the ultimate objective of improving shareholder value. Since 2019, performance based restricted stock units have also been granted as a component of the long term incentive compensation mix, vesting at the end of the three-year performance period (subject to achievement of performance goals) in an effort to better align the Company’s current long-term incentive approach with its compensation philosophy and objectives. The program is also designed to attract and to retain highly talented executives who are critical to the successful implementation of the Company’s strategic business plan.

Our Board of Directors believes that our enhanced executive compensation program is well-designed, appropriately aligns executive pay with Company performance, and incentivizes desirable executive performance. Therefore, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

The Audit Committee has selected BDO USA, P.C. (“BDO USA”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Audit Committee and the Board of Directors are submitting the selection of BDO USA for ratification by the Company’s shareholders at the annual meeting. If the shareholders do not ratify the selection of BDO USA, the Audit Committee will reconsider its selection. BDO USA served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. Representatives of BDO USA are expected to attend the 2025 virtual annual meeting. The representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of four Outside Directors, each of whom is independent within the meaning of the Nasdaq independence standards and satisfies the SEC independence requirements for Audit Committee members. In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the Company’s accounting, auditing and financial reporting practices. Management is responsible for the Company’s financial reporting process, including the internal control function, and for preparing the Company’s financial statements in accordance with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for examining those financial statements and expressing an opinion as to the conformity of those financial statements with generally accepted accounting principles as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee (1) reviewed and discussed the audited financial statements of the Company at and for the fiscal year ended December 31, 2024, with management and the independent registered public accounting firm, (2) discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and (4) discussed with the independent registered public accounting firm its independence from the Company.

In addition, the Audit Committee monitored the Company’s progress in assessing compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and reviewed management’s report on internal control over financial reporting and the independent registered public accounting firm’s opinion on the Company’s internal control over financial reporting.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Louis C. Grassi, CPA, Chairman Michael Azarian Alfred A. DelliBovi Caren C. Yoh, CPA

Audit Committee Financial Expert

The Board of Directors of the Company has determined that Louis C. Grassi, the Chairman of the Audit Committee and Caren C. Yoh, Audit Committee member, are both considered “audit committee financial experts” as defined under SEC rules. Mr. Grassi is a Certified Public Accountant and a Certified Fraud Examiner. Ms. Yoh is a Certified Public Accountant.

Independent Registered Public Accounting Firm Fees and Services

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. In accordance with this policy, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent registered public accounting firm.

The Audit Committee reviewed all audit and non-audit services provided by BDO USA, P.C. (“BDO USA”) with respect to the fiscal year ended December 31, 2024, and concluded that the provision of such services was compatible with maintaining their independence in the conduct of their auditing functions. All audit and non-audit services provided by BDO USA described in the table below were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed for audit and non-audit services to the Company during the fiscal years ended December 31, 2024 and 2023, by BDO USA.

	Fiscal Year Ended December 31,
	2024	2023
Audit Fees	$919,904	$822,986
Audit-Related Fees	77,950	73,150

Total Fees	$997,854	$896,136

Audit Fees are fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of the Company’s quarterly financial statements and amendments thereto, work associated with SEC registration statements and costs related to the public offering of common stock.

Audit-Related Fees are fees for assurance and related services, consisting of audits of, and consultation with respect to, employee benefit plans.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. During fiscal 2024 and 2023, all audit and non-audited services provided by BDO USA were pre-approved by the Audit Committee in accordance with its charter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

To the knowledge of the Company, the following institutions were the beneficial owners of more than 5% of the outstanding shares of common stock of the Company as of March 3, 2025.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)

BlackRock, Inc.(2)	2,617,036	7.75%
50 Hudson Yards
New York, New York 10001

GAMCO Investors, Inc.(3)	1,840,414	5.45%
One Corporate Center
Rye, New York 10580

Dimensional Fund Advisors LP(4)	1,755,762	5.20%
6300 Bee Cave Road Building One
Austin, Texas 78746

(1)	On March 3, 2025, the total number of outstanding shares of the Company’s common stock was 33,776,688.
(2)

According to its Schedule 13G/A filed with the SEC on February 5, 2025, Blackrock, Inc. has sole dispositive power with regard to 2,617,036 shares of common stock and sole voting power with regard to 2,552,110 of these shares.

(3)

According to a Schedule 13D/A jointly filed with the SEC on December 17, 2024 by GAMCO Investors, Inc., GAMCO Asset Management Inc., Gabelli Funds, LLC, Teton Advisors, LLC, Mario J. Gabelli, and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer, (i) GAMCO Asset Management, Inc. has sole dispositive power with regard to 1,148,375 of these shares and sole voting power with regard to 1,145,375 of these shares, (ii) Gabelli Funds, LLC has sole voting and dispositive power with regard to 445,039 of these shares, (iii) Teton Advisors, LLC has sole voting and dispositive power with regard to 244,000 of these shares, (iv) Associated Capital Group, Inc. has sole voting and dispositive power with regard to 3,000 of these shares, and (vi) Mario Gabelli (and certain related entities) may be deemed to have beneficial ownership of all of the above shares.

(4)

According to its Schedule 13G/A filed with the SEC on January 23, 2025, Dimensional Fund Advisors LP has sole dispositive power with regard to 1,755,762 shares of common stock and sole voting power with regard to 1,721,612 of these shares but disclaims beneficial ownership with regard to all of such shares.

Stock Ownership of Management

The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 3, 2025, by each director of the Company, by each named executive officer and by all current directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned(1)(2)		Percent of Class
Alfred A. DelliBovi	56,685	(3)	0.17%
Michael A. Azarian	38,491	(4)	0.11%
John R. Buran	193,068	(5)	0.57%
James D. Bennett	107,848	(6)	0.32%
Steven J. D’Iorio	56,600	(7)	0.17%
Louis C. Grassi	118,421	(8)	0.35%
Sam S. Han	72,051	(9)	0.21%
John J. McCabe	118,836	(10)	0.35%
Douglas C. Manditch	56,356	(11)	0.17%
Donna M. O’Brien	82,410	(12)	0.24%
Caren C. Yoh	56,685	(13)	0.17%
Michael Bingold	46,521	(14)	0.14%
Susan K. Cullen	78,046	(15)	0.23%
Maria A. Grasso	82,525	(16)	0.24%
Francis W. Korzekwinski	156,041	(17)	0.46%
All directors and executive officers as a group (36 persons)	1,912,015	(18)	5.66%

(1)

Under the rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared power to vote or to dispose, as well as any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person has sole voting and dispositive power as to the shares reported. Officers have the power to direct the voting and, subject to plan provisions, the disposition of shares held for their account in the 401(k) Savings Plan. The table also includes shares which the individual would have a right to acquire under the 2024 Omnibus Incentive Plan upon termination of employment or Board service within 60 days of March 3, 2025, because the individual has satisfied the applicable definition of retirement. No restricted stock units (RSUs) are scheduled to vest within 60 days after March 3, 2025, except upon termination of Board service of certain individuals and 500 RSUs for one executive officer.

(2)

On March 3, 2025, the total number of shares of common stock outstanding was 33,776,688. As of March 3, 2025, each individual beneficially owned less than 1.00% of the outstanding shares of common stock, and all current directors and executive officers as a group beneficially owned 5.66% of the outstanding shares of common stock.

(3)	Includes 51,885 held in trust by Mr. DelliBovi. Also includes 4,800 shares underlying unvested RSUs that vest upon Mr. DelliBovi’s termination of Board service.
(4)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Azarian’s termination of Board service.
(5)

Includes 117,075 shares credited to Mr. Buran’s account in the 401(k) Savings Plan. Excludes 40,350 shares underlying unvested RSUs and 39,000 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(6)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Bennett’s termination of Board service.
(7)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. D’Iorio’s termination of Board service.
(8)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Grassi’s termination of Board service.
(9)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Han’s termination of Board service.
(10)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. McCabe’s termination of Board service.
(11)	Includes 4,800 shares underlying unvested RSUs that vest upon Mr. Manditch’s termination of Board service.
(12)	Includes 4,800 shares underlying unvested RSUs that vest upon Ms. O’Brien’s termination of Board service.
(13)	Includes 4,800 shares underlying unvested RSUs that vest upon Ms. Yoh’s termination of Board service.
(14)

Includes 9,275 shares credited to Mr. Bingold’s account in the 401(k) Savings Plan. Excludes 20,660 shares underlying unvested RSUs and 20,500 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(15)

Includes 18,220 shares credited to Ms. Cullen’s account in the 401(k) Savings Plan. Excludes 20,660 shares underlying unvested RSUs and 20,500 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(16)

Includes 14,836 shares credited to Ms. Grasso’s account in the 401(k) Savings Plan. Excludes 22,040 shares underlying unvested RSUs and 21,800 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(17)

Includes 101,308 shares credited to Mr. Korzekwinski’s account in the 401(k) Savings Plan. Excludes 20,660 shares underlying unvested RSUs and 20,500 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

(18)

Includes 572,193 shares credited to accounts of executive officers in the 401(k) Savings Plan. Also includes 48,000 shares underlying unvested RSUs that vest upon termination of Board service. Excludes 318,352 shares underlying unvested RSUs and 218,100 shares underlying unvested Performance RSUs that are to be settled in common stock upon vesting, which is not expected to occur within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2024 all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and directors were complied with.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING

The last date for timely filing shareholder proposals relating to the annual meeting under the Company’s by-laws was March 30, 2025. As of the date of this proxy statement, the Board of Directors has not received notice of any business, and presently knows of no business, that will be presented for consideration at the annual meeting other than as stated in the notice of annual meeting of shareholders that is attached to this proxy statement. If, however, other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

To Present Proposal at Annual Meeting. The by-laws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company which must be received not more than ninety days nor less than sixty days prior to the anniversary of the date of the immediately preceding annual meeting. In accordance with these provisions, a shareholder proposal in connection with the 2026 annual meeting of shareholders must be received by the Corporate Secretary no earlier than February 27, 2026, nor later than March 29, 2026, in order to be timely. However, in the event that the date of the forthcoming annual meeting is more than thirty days after the anniversary date of the prior year’s meeting, such written notice will also be timely if it is received by the Corporate Secretary by the earlier of (1) the 10th day prior to the forthcoming meeting date, or (2) the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date.

The advance notice by shareholders must include the shareholder’s name and address, a representation that the shareholder is a holder of record of the Company’s stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business, a brief description of the proposed business, the reason for conducting such business at the annual meeting, and any material interest of such shareholder in the proposed business. In the case of nominations for election to the Board of Directors, certain information regarding the nominee must also be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

To Include Proposal in the Company’s Proxy Statement. In order for a shareholder proposal to be eligible for inclusion in the proxy materials of the Company for the 2026 annual meeting of shareholders, it must be received at the Company’s executive offices no later than December 18, 2025. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. See “Corporate Governance—Director Nominations” regarding the deadlines and procedures for submitting a director candidate for consideration by the Nominating and Governance Committee.

In addition to satisfying the foregoing requirements of our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

MISCELLANEOUS

The Report of the Audit Committee and the Report of the Compensation Committee which are set forth in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information under such headings by reference, and shall not otherwise be deemed filed under such Acts.

By Order of the Board of Directors,

Maria A. Grasso

Corporate Secretary

Uniondale, New York

April 17, 2025

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE VITUAL ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS OVER THE INTERNET, TELEPHONE OR BY PROXY CARD.

PXY-0425

FFIC FLUSHING Financial Corporation FLUSHING FINANCIAL CORPORATION 220 RXR PLAZA UNIONDALE, NY 11556 ATTN: SUSAN K. CULLEN SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FFIC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 27, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V68670-P29425 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FLUSHING FINANCIAL CORPORATION A Proposals — The Board of Directors recommends a vote FOR the election of all nominees, FOR Proposal 2, and FOR Proposal 3. 1. Election of Class C Directors (for a term expiring in 2028) Nominees: For Against Abstain 1a. James D. Bennett [ ] [ ] [ ] 1b. John R. Buran [ ] [ ] [ ] 1c. Alfred A. DelliBovi [ ] [ ] [ ] 1d. Douglas C. Manditch [ ] [ ] [ ] For Against Abstain 2. Advisory vote to approve executive compensation. [ ] [ ] [ ] 3. Ratification of appointment of BDO USA, P.C. as the Independent Registered Public Accounting Firm for the year ending December 31, 2025. [ ] [ ] [ ] In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K/Wrap are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE V68671-P29425 FFIC FLUSHING Financial Corporation Proxy — Flushing Financial Corporation PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2025 The undersigned hereby appoints Maria A. Grasso and Susan K. Cullen, and each of them, proxies for the undersigned, with full power of substitution and revocation in each, to vote all shares of Flushing Financial Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Flushing Financial Corporation to be held on Wednesday, May 28, 2025 at 1:00 p.m., New York Time, virtually at www.virtualshareholdermeeting.com/FFIC2025, or at any adjournment thereof. Please indicate your vote by telephone or over the Internet as described on the reverse side of this proxy card, or mark, date, sign and return this proxy as indicated on the reverse side to vote on any Proposal. If you wish to vote by mail in accordance with the Board of Directors’ recommendations, please sign on the reverse side and return promptly in the enclosed envelope; no boxes need to be checked. The shares represented by this proxy will be voted as directed by the stockholder(s). If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the election of all nominees in Proposal 1, FOR Proposal 2, and FOR Proposal 3. TO DIRECT A VOTE, PLEASE INDICATE YOUR INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED ON THE REVERSE SIDE, OR MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

FFIC FLUSHING Financial Corporation FLUSHING FINANCIAL CORPORATION 220 RXR PLAZA UNIONDALE, NY 11556 ATTN: SUSAN K. CULLEN SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FFIC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 21, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V68672-P29425 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FLUSHING FINANCIAL CORPORATION A Proposals — The Board of Directors recommends a vote FOR the election of all nominees, FOR Proposal 2, and FOR Proposal 3. 1. Election of Class C Directors (for a term expiring in 2028) Nominees: For Against Abstain 1a. James D. Bennett [ ] [ ] [ ] 1b. John R. Buran [ ] [ ] [ ] 1c. Alfred A. DelliBovi [ ] [ ] [ ] 1d. Douglas C. Manditch [ ] [ ] [ ] For Against Abstain 2. Advisory vote to approve executive compensation. [ ] [ ] [ ] 3. Ratification of appointment of BDO USA, P.C. as the Independent Registered Public Accounting Firm for the year ending December 31, 2025. [ ] [ ] [ ] In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Attention 401(k) participants: This voting instruction card, when completed, signed and returned, or your telephone or Internet voting instruction, will constitute voting instructions to the trustee or administrator for shares of common stock of Flushing Financial Corporation (the “Company”) in which you have a voting interest held through the Flushing Bank 401(k) Savings Plan (the “401(k) Plan”). If your instructions are not received by 11:59 p.m., Eastern Daylight Time, on May 21, 2025, the shares in which you have a voting interest held through the 401(k) Plan will be voted by the applicable trustee in the same proportion as the shares for which timely instructions were received from other participants. Your voting instructions will be kept confidential. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K/Wrap are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE V68673-P29425 FFIC FLUSHING Financial Corporation Voting Instruction Card — Flushing Financial Corporation TRUSTEE UNDER THE FLUSHING BANK 401(K) SAVINGS PLAN RE: FLUSHING FINANCIAL CORPORATION ANNUAL MEETING MAY 28, 2025 Receipt of proxy soliciting material for the above meeting is acknowledged. As to common stock of Flushing Financial Corporation of which I am entitled to direct the voting under the Flushing Bank 401(k) Savings Plan, you are instructed to sign and forward a proxy in the form solicited by the Board of Directors, and to direct a vote as set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side